EXHIBIT 10.22.1
*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
SUBLEASE AGREEMENT
          THIS SUBLEASE AGREEMENT is made and entered into this ___14th___day of December, 2006 (“Effective Date”), by and between ROBERT W. BAIRD & CO. INCORPORATED, a Wisconsin corporation (“Sublessor”) and CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (“Sublessee”).
RECITALS
A.	Sublessor is the current tenant under a certain “Office Lease Agreement” by and between Nashville Hines Development, LLC (“Landlord”) and Sublessor, dated as of July 24, 2000 (“Prime Lease”) for space consisting of approximately 40,000 rentable square feet on the 9th and 10th Floor in the building commonly known as 2525 West End Avenue (the “Building”) located in Nashville, Tennessee, as more fully described in the Prime Lease (the “Leased Premises”). A copy of the Prime Lease is attached hereto as EXHIBIT A.

B.	With the consent of Landlord, Sublessor has the right to sublease a part of the Leased Premises pursuant to the terms and conditions of the Prime Lease.

C.	Sublessor desires to sublet to Sublessee, and Sublessee desires to sublease from Sublessor, a portion of the Leased Premises consisting of approximately 8,606 rentable square feet of space on the 9th Floor of the Building (the “Subleased Premises”). The Subleased Premises are more fully described and are as situated on the floor plan attached hereto as EXHIBIT B.

D.	The obligations of Sublessor and Sublessee to perform this Sublease are conditioned upon first obtaining the written consent of Landlord to this Sublease as required under Section 8.01 of the Prime Lease and to such other conditions precedent as are herein set forth.
          IN CONSIDERATION of the above recitals and the mutual covenants contained in this Sublease, the parties agree as follows:
1.	Subleased Premises.
1.1	Sublessor sublets to Sublessee and Sublessee subleases from Sublessor, the Subleased Premises. Sublessor warrants and represents that the copy of the Prime Lease attached hereto as EXHIBIT A is a true, correct and complete copy thereof and that such Prime Lease represents the entire understanding and agreement between Landlord and Sublessor with respect to the Subleased Premises. Except as otherwise provided in this Sublease, Sublessee acknowledges and agrees that Sublessor has made and makes no warranties or representations of any nature whatsoever with respect to any aspect of the condition or otherwise relative to the Subleased Premises and that Sublessee is taking the Subleased Premises strictly in its “AS IS” condition. Sublessor agrees to provide Sublessee with a Tenant Improvement Allowance of [***]. Such allowance shall be paid to Sublessee as a Rent credit over the six (6) month period of the sublease term from July 1, 2007 through December 31, 2007. As such, Sublessee shall have the right to deduct up to one sixth (1/6th) of the Tenant Improvement Allowance or [***] from its monthly Rent during the six (6) month period of July 1, 2007 through December 31, 2007 of the Sublease.

1.2	As of the Effective Date, Sublessor warrants and represents to Sublessee that: (a) Sublessor is not now, and as of the Commencement Date (as defined below) will not be, in default or breach of any of the terms or provisions of the Prime Lease, (b) Sublessor has no notice or knowledge of any claim by Landlord that Sublessor is or would, with the passage of time or the giving of notice or otherwise, be in default or breach of any of the terms or provisions of the Prime Lease, (c) to the knowledge of Sublessor, Landlord is

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not in default or breach of any of the terms or provisions of the Prime Lease, (d) to the knowledge of Sublessor, the Subleased Premises are in full compliance with all applicable laws, statutes, ordinances, rules, regulations, directives, orders and other requirements of any federal, state and municipal entities, or otherwise, including without limitation the Americans with Disabilities Act and all applicable environmental laws, rules and regulations.

1.3	Sublessor shall indemnify and hold Sublessee harmless from claims arising from Sublessor’s breach of its representations and warranties contained in this Sublease. This Section 1.3 shall survive the termination or expiration of this Lease.
2.	Sublease Subject to the Prime Lease.
2.1	Except as otherwise provided herein, the terms, conditions and Exhibits of the Prime Lease shall be incorporated into this Sublease. This Sublease is subject and subordinate in all respects to the terms and conditions of the Prime Lease and Sublessee shall comply therewith with respect to the Subleased Premises. Sublessee agrees to be bound by and to perform all obligations and responsibilities of Sublessor as tenant under the Prime Lease as such obligations and responsibilities may apply to the Subleased Premises. Except as provided herein, Sublessee shall be entitled to all rights and benefits of Sublessor pertaining to the Subleased Premises under the Prime Lease and be subject to the same obligations, liabilities and limitations of Sublessor pertaining to the Subleased Premises under the Prime Lease. Sublessee shall neither do nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Prime Lease. Notwithstanding anything contained herein or otherwise to the contrary, sections 9.03, 9.04 and 9.05 of the Prime Lease shall not be part of this Sublease and Sublessee shall have no rights of first refusal or options to extend with respect to the Subleased Premises, whether pursuant to the terms of the Prime Lease or otherwise.

2.2	Sublessee acknowledges that Sublessor does not, pursuant to this Sublease, covenant or agree to do or perform any obligations undertaken or assumed by Landlord under the Prime Lease. Sublessor will, upon Sublessee’s request, use its reasonable efforts to obtain performance by Landlord under the Prime Lease provided such efforts shall be at no cost to Sublessor. In strict compliance with the Prime Lease, Sublessor shall reasonably cooperate, at no expense to Sublessor, with Sublessee to enable Sublessee to enforce any obligations or covenants of Landlord under the Prime Lease. Sublessee shall be entitled to receive the pro-rata portion attributable to the Subleased Premises of any rent abatements or credits received by Sublessor from Landlord as result of any interruption in, or failure by Landlord to provide, any of the services and utilities required under the Prime Lease or any failure by Landlord to maintain and repair the Leased Premises or the Building under the Prime Lease or for any other reason under the Prime Lease.

2.3	Sublessor agrees to perform, according to the terms of the Prime Lease, the obligations of Sublessor under the Prime Lease that have not been assumed by Sublessee hereunder with respect to the Subleased Premises. Sublessor further agrees that Sublessor shall not enter into any agreement with Landlord to modify or terminate the Prime Lease which would affect the Subleased Premises or to exercise any right to terminate the Prime Lease without obtaining Sublessee’s prior written consent in each instance. Sublessor agrees to promptly provide Sublessee with copies of all notices received from Landlord with respect to the Subleased Premises and all notices of default received from Landlord under the Prime Lease at the location specified in Section 12.1 hereof.

2.4	Sublessor agrees, at no cost to Sublessor, to use reasonable efforts to cooperate with Sublessee in obtaining for Sublessee (i) any additional services requested by Sublessee

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under the Prime Lease, (ii) any benefit to Sublessor relating to the Subleased Premises under the Prime Lease that would directly benefit Sublessee including, without limitation any dispute rights regarding Operating Expenses and other payments as set forth in the Prime Lease, and (iii) Landlord’s consent to any action for which the Prime Lease requires Landlord’s consent. Sublessor agrees to promptly forward any request made by Sublessee to Landlord for services or consent or approval and to provide Landlord with any information reasonably requested by Landlord in connection therewith. If Landlord grants any consent required under the Prime Lease, Sublessor agrees that it shall not unreasonably withhold, condition or delay its consent with respect thereto.
          3. Term. The term of this Sublease shall commence on June 1, 2007 (“Commencement Date”) and end on October 31, 2010 (the “Term”). Prior to the Commencement Date, Sublessee may inspect, at reasonable times agreed upon by Sublessor, the Subleased Premises. In the event Sublessee discovers conclusive evidence that a health and/or safety hazard (“Hazard”) is present on the Subleased Premises, Sublessee shall deliver to Sublessor a copy of the written inspection report disclosing the Hazard and a written notice identifying the Hazard. If Sublessor fails to cure the Hazard within ten (10) days after receipt of the written notice from Sublessee, or such longer period as is reasonably required for Sublessor to cure the Hazard, Sublessee may terminate this Sublease prior to the Commencement Date, upon written notice to Sublessor as Sublessee’s sole remedy. Sublessee shall be responsible for all costs of inspection of the Subleased Premises and shall promptly restore the Subleased Premises to the same condition existing immediately prior to such inspection by Sublessee (except for any such Hazard). Sublessor shall deliver possession of the Subleased Premises to Sublessee on the Commencement Date for the purpose of installing the Sublessee Improvements in the Subleased Premises.
4.	Rent; Security Deposit.
4.1 Commencing on the Commencement Date, and continuing thereafter on or before the first day of each month during the Term of this Sublease, and subject to the Rent credit to Sublessee described in Section 1.1 herein, Sublessee shall pay to Sublessor at the address specified for notices in this Sublease, monthly rent in advance, as follows:

Period	Monthly Rent
06/01/07 – 06/30/07	$0.00
07/01/07 – 12/31/07	[***]
01/01/08 – 12/31/08	[***]
01/01/09 – 12/31/09	[***]
01/01/10 – 10/31/10	[***]
4.2	Pursuant to the Prime Lease, Landlord is responsible for paying Operating Expenses (as defined in the Prime Lease) during any calendar year to the extent such Operating Expenses are less than or equal to [***] per square foot of space in the Building leased to rent paying tenants (the “Expense Stop”) and Sublessor is responsible for paying its pro-rata share of the Operating Expenses for any calendar year in excess of the Expense Stop. Sublessee shall pay directly to Landlord or such other provider (i.e., utilities), as appropriate, or to reimburse Sublessor (for amounts actually paid by Sublessor) for Sublessee’s proportionate share (based upon the square footage, from time to time, of the Subleased Premises), under the Prime Lease, of Operating Expenses for any calendar year in excess of the Operating Expenses for 2006. Sublessor shall provide to Subtenant copies of all statements and other documentation of such Operating Expenses provided by Landlord under the Prime Lease and a statement prepared by Sublessor indicating the pro-rata portion thereof payable by Sublessee hereunder.

4.3	Security Deposit. Intentionally Deleted.

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          5. Alterations to Subleased Premises. Sublessee shall not perform any alterations to the Subleased Premises without the prior written consent of Sublessor and Landlord, which consent by Sublessor shall not be unreasonably withheld. Sublessee shall surrender the Subleased Premises to Sublessor upon termination or expiration of this Sublease in the condition as upon delivery of possession to Sublessee hereunder, normal wear and tear and fire and casualty excepted, and shall remove any of its trade fixtures and equipment from the Subleased Premises. Notwithstanding the foregoing, Sublessee shall not be obligated to remove the Sublessee Improvements from the Subleased Premises upon the termination or expiration of this Sublease.
          6. Parking. Sublessee shall be entitled to no more than 30 Parking Permits (as defined in the Prime Lease) to park in the Kensington Parking Facility, on a nonreserved, unassigned basis and upon the same terms and conditions governing Sublessor’s use of Parking Permits under the Prime Lease.
7.	Use.
7.1	Sublessee shall have the right to use the Subleased Premises for the purposes authorized under the Prime Lease and for no other purpose.

7.2	Sublessee shall obtain, at its expense, all licenses and permits necessary for its use and occupancy of the Subleased Premises.

7.3	Sublessee’s use and occupancy of the Subleased Premises shall, during the term of this Sublease, be in compliance with all Applicable Laws (as defined in the Prime Lease) provided Sublessee shall not be required to make any repairs or alterations to the Building to comply with such Applicable Laws, except as may be required in connection with any alteration to the Subleased Premises made by Sublessee. Sublessee shall, during the term of this Sublease, keep and maintain the Subleased Premises in the condition required of Sublessor (as tenant under the Prime Lease).
          8. Default. In addition to such other rights or remedies as may be available to Sublessor at law or in equity, in the event Sublessee shall default in the performance of any of the terms, covenants and conditions on its part to be performed under this Sublease (after notice and expiration of any applicable cure period), then Sublessor shall have the same rights and remedies with respect to the default as are given to Landlord with respect to defaults by Sublessor as tenant under the Prime Lease. In the event of a breach of this Sublease by Sublessor or Sublessee, the prevailing party shall be entitled to its costs and reasonable attorneys fees in enforcing or seeking to enforce the terms and provision hereof. Sublessee further agrees that Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of Landlord’s acts or omissions or its default under or breach of any of its duties or obligations in connection with the Prime Lease. Any conflicts between the terms, covenants and conditions of this Sublease and the Prime Lease shall be resolved in favor of this Sublease.
9.	Insurance.
9.1	Sublessee shall, at all times during the term of this Sublease, maintain in full force and effect the insurance required of Sublessor as tenant under the Prime Lease for comprehensive general public liability insurance. All such insurance shall be written by responsible companies licensed to do business in Tennessee and shall name Sublessor and Landlord as additional insureds. Sublessee shall furnish Sublessor with a certificate of insurance evidencing the required coverage prior to the Commencement Date, in form satisfactory to Sublessor and Landlord. All such policies shall require at least 30 days’ written notice to Sublessor and Landlord of any cancellation, nonrenewal or any change affecting Sublessor’s coverage or the Landlord’s coverage thereunder. All insurance required to be maintained by Sublessee hereunder shall be primary and noncontributing with any other insurance. If Sublessee fails to obtain, maintain and/or provide evidence of insurance required hereunder (after notice and expiration of any applicable cure period), Sublessor may obtain the same and Sublessee shall, immediately upon demand, reimburse Sublessor for the reasonable cost thereof. No such action by Sublessor or

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reimbursement from Sublessee shall be a waiver of any default or other remedies. In no event shall the limits of any such policies of insurance be considered as limiting the liability of Sublessee under this Sublease.

9.2	Sublessor and Sublessee each release and relieve the other and their respective agents, partners, officers, directors, shareholders or employees, and waive their entire rights of recovery for, loss or damage to property located within or constituting a part of or all of the Subleased Premises, or to any improvements thereto to the extent that the loss or damages are covered by (a) the injured party’s insurance, or (b) the insurance the injured party is required to carry under this Section 9, whichever is greater. This waiver applies whether or not the loss or damage is due to the negligent acts or omissions of Sublessor or Sublessee, or their respective agents, partners, officers, directors, shareholders or employees, it being understood that such parties will look solely to their insurers for reimbursement, and each such party covenants to cause its insurers to waive such rights of subrogation against the other party or parties.

9.3	All of Sublessee’s personal property, fixtures, trade fixtures and equipment of any kind or description whatsoever in or about the Subleased Premises (including without limitation the Furniture) shall be at Sublessee’s sole risk. Sublessor and Landlord shall not be liable for any damage done to or loss of such personal property, fixtures, trade fixtures or equipment or damage or loss suffered by the business or occupation of Sublessee arising from any acts or neglect of any other occupants of the building of which the Subleased Premises are a part or of any other persons or from bursting, overflowing or leaking of water, sewer or steampipes, or from the heating or plumbing or sprinkler fixtures, or from electrical current or wires, or from gas, or odors, or caused in any other manner whatsoever unless and then only to the extent such loss or damage is caused by the intentional misconduct of Sublessor or its agents, employees, servants, customers, clients, contractors or invitees, or the breach of Sublessor’s obligations under this Sublease.
10.	Indemnification.
10.1	Except as provided in Section 9.2 above, Sublessee shall defend, indemnify and hold Sublessor and Landlord harmless from and against any and all claims, demands, actions, causes of action, liabilities, suits and expenses, including without limitation reasonable attorney’s fees, for or in connection with any injury (included without limitation death), loss or damage in, on or about the Subleased Premises or arising out of or in connection with (a) the use or occupancy of the Subleased Premises; or (b) negligence or intentional act of Sublessee or Sublessee’s agents, employees, servants, customers, clients, contractors or invitees. This indemnification and hold harmless shall survive the termination or expiration of this Sublease but shall not apply to any claims, demands or actions to the extent caused by the negligence or intentional wrongdoing of Sublessor or its agents, employees, servants, customers, clients, contractors or invitees.

10.2	Except as provided in Section 9.2 above, Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, demands, actions, causes of action, liabilities, suits and expenses, including without limitation reasonable attorney’s fees, for or in connection with any injury (included without limitation death), loss or damage in, on or about the Subleased Premises to the extent arising out of or in connection with any negligence or intentional act of Sublessor or Sublessor’s agents, employees, servants, customers, clients, contractors or invitees. This indemnification and hold harmless shall survive the termination or expiration of this Sublease but shall not apply to any claims, demands or actions to the extent caused by the negligence or intentional wrongdoing of Sublessee or its agents, employees, servants, customers, clients, contractors or invitees.

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          11. Brokerage. Sublessor and Sublessee each warrant and represent that it has dealt with no real estate brokers in connection with this transaction. Sublessor and Sublessee each indemnifies and holds the other harmless from any loss, cost, damage or expense (including attorneys’ fees and expenses) resulting from any breach of the foregoing representation and warranty.
12.	Miscellaneous.
12.1	All notices hereunder to the respective parties shall be in writing and shall be served by personal delivery or by prepaid express mail via reputable national delivery service, or by prepaid, registered or certified mail, addressed to the respective parties at their addresses set forth below. Any such notice will be deemed to be given and effective if (a) personally delivered, then on the date of such deliver; (b) sent via express mail or overnight courier, then 24 hours after the date such notice is sent; or (c) sent via registered or certified mail, then three days following the day on which such notice is deposited in the United States mail addressed as stated below. Copies of all notices or other communications shall be delivered to the parties as follows:

To Sublessor:	Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn: D. Michael Schaefer and Legal Department
Phone: (414) 298-2627
Fax: (414) 298-2405

To Sublessee:	Cumberland Pharmaceuticals Inc.
2525 West End Avenue, Suite 950
Nashville, Tennessee 37203
Attn: Jean W. Marstiller, VP Admin Services
Phone: (615) 255-0068
Fax: (615) 255-0094
Either party may, upon prior written notice to the other, specify a different address for the giving of notices.

12.2	This Sublease and the exhibits, if any, attached to it, set forth all the covenants, promises, agreements, conditions and understandings between Sublessor and Sublessee concerning the Subleased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by each party.

12.3	Sublessee may not assign this Sublease nor further sublet the Subleased Premises in whole or in part without the prior written consent of Sublessor and Landlord, which consent by Sublessor shall not be unreasonably withheld. Notwithstanding anything contained in this Sublease to the contrary, Sublessee shall have the right, without Sublessor’s prior written consent, at any time during the Term of this Sublease, to assign or otherwise transfer this Sublease and its rights hereunder, or sublet the Subleased Premises, in whole or in part, to any corporation or other entity controlling, controlled by, or under common control with, Sublessee, or to any corporation or other entity into or with which Sublessee may be merged or consolidated, or to any corporation or other entity which shall be a successor of Sublessee or to any corporation or other entity which has acquired, or is concurrently therewith acquiring, ownership or control of all or substantially all of the business and assets of Sublessee and has a comparable net worth of Sublessee as of the date of this Sublease. Any assignment or subletting by Sublessee

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pursuant to this Section shall not release Sublessee from its obligations under this Sublease.

12.4	The covenants, conditions and agreements contained in this Sublease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, but in the case of assigns, only to the extent that assignment is permitted.

12.5	This Sublease may be executed in one or more counterparts, each and all of which is deemed an original and all of which together constitutes but one and the same instrument.

12.6	The obligations of the parties under this Sublease are expressly subject to and conditioned upon Landlord’s prior written consent to the terms and conditions of this Sublease, as evidenced by its execution of the “Consent to Sublease” set forth below.
     IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement effective as of the day and year first set forth above.

SUBLESSOR:		SUBLESSEE:

ROBERT W. BAIRD & CO. INCORPORATED		CUMBERLAND PHARMACEUTICALS INC.
a Wisconsin corporation		a Tennessee corporation

By:	/s/ Russell P. Schwei	By:	/s/ Jean M. Marstiller

Name:	Russell P. Schwei	Name:	Jean W. Marstiller
Its:	Managing Director	Its:	Vice President, Administrative Services

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CONSENT TO SUBLEASE
     THIS CONSENT TO SUBLEASE (this "Consent”) is entered into to be effective as of the Effective Date by and among Lessor, Lessee and Sublessee.
     1. General Terms.

(a)	Effective Date:	December 15, 2006

(b)	Lessor:	Nashville Hines Development, LLC, a Delaware limited liability company

(c)	Lessee:	Robert W. Baird & Co. Incorporated, a Wisconsin corporation

(d)	Sublessee:	Cumberland Pharmaceuticals Inc., a Tennessee corporation

(e)	Building:	2525 West End, Nashville, Tennessee

(f)	Primary Lease:	Office Lease Agreement dated as of July 24, 2000. Any capitalized term used but not defined in this Consent shall have the same meaning given to such term in the Primary Lease.

(g)	Primary Premises:	Approximately forty thousand (40,000) square feet of RSF located on the ninth (9th) and tenth (l0th) floors of the Building.

(h)	Sublease:	Sublease dated as of December 14, 2006.

(i)	Subleased Premises:	Approximately eight thousand, six hundred and six (8,606) square feet of RSF on the ninth (9th) floor of the Building.
     2. Recitals.
     (a) Lessee is the lessee under the Primary Lease, under which Lessor leased to Lessee the Primary Premises located in the Building.
     (b) Lessee desires to sublease the Subleased Premises to Sublessee.
     (c) The Primary Lease requires Lessor’s consent to any sublease.
     3. Lessor’s Consent.
     (a) Consent and Sublessee Acknowledgement. As of the Effective Date, Lessor consents to the sublease of the Subleased Premises from Lessee to Sublessee pursuant to the Sublease, a copy of which is attached to this Consent as Exhibit “A”, subject to the terms and conditions of this Consent. Sublessee acknowledges that it has examined and is familiar with all of the terms and provisions of the Primary Lease.

     (b) Prohibition Against Further Transfers. Lessee and Sublessee shall not, without Lessor’s prior written consent in each instance, (i) convey, assign or encumber the Primary Lease or the Sublease or any interest in either, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Lessee or Sublessee with or into another entity, (ii) sublet all or any portion of the Primary Premises or Subleased Premises, (iii) permit the use or occupancy of any part of the Primary Premises or Subleased Premises by anyone other than Lessee or Sublessee, as applicable (any of the foregoing actions shall be a “Prohibited Transfer"), or (iv) amend the Sublease. If Lessee or Sublessee is other than an individual, any change in Control (defined in the following sentence) of Lessee or Sublessee shall constitute a Prohibited Transfer. “Control” means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Lessee and Sublessee shall not sublease space from, or assume the lease obligations of, another lessee in the Building without Lessor’s prior written consent, which shall not be unreasonably withheld or delayed. Following any Prohibited Transfer, Lessee or Sublessee, as applicable (and any guarantors) shall remain fully liable under the Primary Lease and this Consent, as either maybe amended with or without notice to or consent of Lessee or Sublessee (or any guarantors), and Lessor may proceed directly under the Primary Lease or this Consent against Lessee or Sublessee (or any guarantors) without first proceeding against any other party. Notwithstanding the foregoing, Lessor’s consent shall not be unreasonably withheld or delayed in the event (i) an assignee under a Prohibited Transfer shall have a net worth equal to or greater than Lessee as evidenced by its then available most recent financial statements, and (ii) such assignee’s use of the Primary Premises and Subleased Premises is permitted under the terms of the Primary Lease and does not conflict with any exclusive usage rights granted to any other tenant in the Building.
     4. Sublease Subordination. The Sublease shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Primary Lease and of this Consent. Neither Lessee nor Sublessee shall do or permit anything to be done in connection with the Sublease or Sublessee’s occupancy of the Subleased Premises that will violate the Primary Lease or this Consent. As between Lessor and Sublessee, the Sublease shall automatically terminate upon termination of the Primary Lease for any reason whatsoever, notwithstanding any other provision of the Sublease to the contrary.
     5. Alterations. Sublessee agrees that no alterations, additions or physical changes will be made in or to any part of the Subleased Premises without Lessor’s prior written consent in each instance, which shall not be unreasonably withheld or delayed, except as may be permitted under the Primary Lease.
     6. No Release. Lessor’s consent shall not be deemed in any way or manner to be a waiver or release of Lessee or any guarantor(s) of Lessee’s obligations under the Primary Lease from the responsibility and liability for the payment of rent under the Primary Lease and for compliance with any and all obligations to be performed by Lessee as the Lessee under the Primary Lease. Without limiting the scope of the preceding sentence, it is specifically understood that Lessee shall remain fully liable for the obligation to pay Lessor for any special services provided to Sublessee in the course of Sublessee’s use and occupancy of the Subleased Premises, whether or not specifically provided for in the Primary Lease (including, without limitation, after-hours heating and air conditioning of the Subleased Premises), and Lessee hereby covenants and agrees that

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unless and until Lessor receives a written notice to the contrary from Lessee, Lessor may honor Sublessee’s request for any such special services without the specific consent of Lessee. After an event of default by Lessee under the Primary Lease, Lessor may, in addition to any other remedies under the Primary Lease or at law, collect directly from Sublessee all rents due and owing from Sublessee and apply any such rent against sums due to Lessor by Lessee as Lessee under the Primary Lease. Further, Lessee authorizes and directs Sublessee to make such payments of rent directly to Lessor upon its receipt of written notice of default from Lessor. The collection of any such rents shall not be deemed a waiver of any rights and remedies of Lessor against Lessee as the Lessee under the Primary Lease or constitute a novation or release of Lessee as Lessee from the further performance of its obligations under the Primary Lease. Lessee acknowledges that the receipt by Lessor from Sublessee of any such rents shall be a full and complete release, discharge and acquittance of any claims by Lessee for rent against such Sublessee to the extent of any such amount of rent so paid to Lessor. In addition, Lessee agrees that it forfeits its rights to any excess consideration to which it may otherwise be entitled during any period when Lessee is in default under the Primary Lease, and any such excess consideration shall be payable to Lessor.
     7. Lessor’s Obligations. Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent shall (i) enlarge or increase Lessor’s obligations or liability, or (ii) reduce or decrease Lessor’s rights, under the Primary Lease or otherwise. Lessor is not a party to the Sublease and, therefore, is not bound by the Sublease or any of its terms. Lessor shall have no responsibility or obligation to Sublessee for the performance by Lessee of its obligations under the Sublease. Similarly, Lessor shall have no responsibility or obligation to Sublessee for the performance of any obligations Lessor may owe to Lessee under the Primary Lease.
     8. Excess Rents. In the event that the rental and other consideration payable to Lessee by Sublessee under the Sublease exceed the rental payable under the Primary Lease with respect to the Subleased Premises, then Lessee shall be bound and obligated to pay Lessor fifty percent (50%) of such excess rental within thirty (30) days of Lessee’s receipt of the same from Sublessee. Lessee’s failure to pay to Lessor such amounts when due shall be an event of default under the Primary Lease.
     9. Options. Sublessee acknowledges and agrees that Sublessee shall not have the right to exercise any renewal, expansion, right of first refusal or other similar options or rights afforded to Lessee under the Primary Lease.
     10. Brokerage. Lessee and Sublessee each agree to indemnify, defend and hold Lessor and its designated property management, construction and marketing firms harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys’ fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of the Sublease. The obligations of Lessee and Sublessee under this Paragraph shall survive the expiration or earlier termination of the Sublease.

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11. Miscellaneous.
     (a) Attorneys’ Fees. In the event of any action to enforce this Consent, the prevailing party shall be entitled to receive from the other party(ies) all costs and expenses, including all attorneys’ fees and costs of court (or other venue of dispute resolution), incurred in connection with such action.
     (b) Other Agreements. Other than the Sublease, the Primary Lease and this Consent, there are no other agreements or understandings, whether written or oral, between Lessee and Sublessee with respect to Sublessee’s use and occupancy of the Subleased Premises or any property of Lessee located in the Building. No compensation or consideration is payable or will become due and payable to Lessee or any affiliate of Lessee in connection with the Sublease other than the rentals expressly set forth in the Sublease. This Consent shall not be amended orally, but only by an agreement in writing signed by all parties to this Consent.
     (c) Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Lessor, Lessee and Sublessee and their respective successors and permitted assigns.
     (d) Recording. Neither this Consent nor the Sublease may be recorded without Lessor’s prior written consent.
     (e) Conflicts. In the event of any conflicts among the provisions of the Primary Lease, the Sublease and this Consent, the provisions of this Consent and the Primary Lease shall control; and in the event of any conflicts between the provisions of the Primary Lease and this Consent, the provisions of this Consent shall control.
     (f) Counterparts. This Consent may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall be one instrument.
[Remainder of Page Intentionally Left Blank]

4

     IN WITNESS WHEREOF, this Consent to Sublease has been executed by the parties to be effective as of the Effective Date.
Lessor:
Nashville Hines Development, LLC, a Delaware
limited liability company

By:	Cash Flow Asset Management, L.P., a Texas limited partnership, its General Partner

By:	CFAM GP, L.L.C., a Texas limited liability company, its sole general partner

By:	/s/ Joanne M. Johnson
Joanne M. Johnson,
Vice President

Lessee:
Robert W. Baird & Co. Incorporated, a Wisconsin
corporation

By:	/s/ Russell P. Schwei
Russell P. Schwei, Managing Director

Sublessee:
Cumberland Pharmaceuticals, Inc, a Tennessee
corporation

By:	/s/ Jean W. Marstiller
Jean W. Marstiller, Vice President,
Administrative Services

5

Exhibit “A”
(Sublease Agreement)
[Intentionally omitted. See Sublease Agreement immediately preceding Consent to Sublease.]

6

EXHIBIT A TO SUBLEASE
PRIME LEASE

Exhibit “A”
2525 WEST END
OFFICE LEASE AGREEMENT
BY AND BETWEEN
NASHVILLE HINES DEVELOPMENT, LLC
AS LANDLORD
AND
ROBERT W. BAIRD & CO. INCORPORATED
AS TENANT

BASIC LEASE INFORMATION

Lease Date:	July 24, 2000

Tenant:	Robert W. Baird & Co. Incorporated

Address of Tenant:	777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Primary Contact:	D. Michael Schaefer
First Vice President
Manager of Real Estate and Facilities

Landlord:	Nashville Hines Development, LLC

Address of Landlord:	2800 Post Oak Boulevard
Houston, Texas 77056-6190
Attention: Profit Center Office/Central Division

Leased Premises:	Approximately 40,000 square feet of RSF located on all of Floor 10 and a portion of Floor 9.

Estimated Commencement Date:	November 1, 2000

Lease Term:	Ten (10) years

Base Rental:	$23.90 per RSF, increasing by 3% annually beginning on the first year anniversary

Floor Ready Date:	July 1, 2000

Construction Allowance:	$31.00 per square foot of RSF subject. to adjustment as provided herein
The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease identified above. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

-i-

EXHIBIT A — SITE PLAN AND LOCATION OF THE BUILDING
EXHIBIT A-1 — DESCRIPTION OF LAND
EXHIBIT B — FLOOR PLAN OF LEASED PREMISES
EXHIBIT C — BASE BUILDING SHELL CONDITION
EXHIBIT E — AIR CONDITIONING AND HEATING SERVICES
EXHIBIT F — BUILDING RULES AND REGULATIONS
EXHIBIT G — RENTABLE SQUARE FEET AND COMMENCEMENT DATE
EXHIBIT H — BASE RENTAL
EXHIBIT I — RULES APPLICABLE TO SATELLITE DISHES
EXHIBIT J — VISITOR PARKING AREA

-ii-

2525 WEST END
OFFICE LEASE AGREEMENT
          THIS LEASE AGREEMENT (“Lease”) is made and entered into on this 24th day of July, 2000, by and between NASHVILLE HINES DEVELOPMENT, LLC, a limited partnership organized under the laws of the State of Delaware, whose address for purposes hereof is 2800 Post Oak Boulevard, Houston, Texas 77056-6190 Attention: Profit Center Office/Central Division (hereinafter called “Landlord”), and ROBERT W. BAIRD & CO. INCORPORATED, a corporation organized under the laws of the State of Wisconsin, whose address for purposes hereof is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: D. Michael Shaefer, First Vice President and Manager of Real Estate and Facilities, prior to the commencement of the term of this Lease, and thereafter shall be 2525 West End Avenue, Suite 1000, Nashville, Tennessee 37203 (the address of the leased premises within the Building) (hereinafter called “Tenant”).
ARTICLE I.
     1.01. Leased Premises.
          (a) Landlord has constructed or intends to construct certain improvements on a certain tract or parcel of land located on West End Avenue: in Nashville, Davidson County, Tennessee, and more particularly described in Exhibit A-1, attached hereto and incorporated herein by this reference (the “Land”). The improvements contemplated shall include an office building with a retail area included within it known as 2525 West End Avenue or such other name as Landlord may determine (the `Building’.”) and the Parking Facility (as defined herein). The Building, the Parking Facility, and the Land together with all common areas not specifically made a part of the Building or the Parking Facility, and all other improvements from time to time located thereon or related thereto are hereinafter collectively referred to as the “Project.” Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00), the premises, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does. hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord (subject to all matters of record in Davidson County, Tennessee, that affect the Project) those certain premises (hereinafter sometimes called the “Leased Premises”) located in the Building as shown on Exhibit A, attached hereto and incorporated herein, such Leased Premises being more particularly described as follows:
          Approximately 40,000 square feet of contiguous rentable square feet on the 10th and a portion of the 9th Floor of the Building and as generally described or depicted on Exhibit B, attached hereto and incorporated herein (“Leased Premises”).
          (b) The terms “Rentable Square Feet” and “RSF”, as used herein, shall be based on BOMA standards and refer to (i) in the case of a floor leased to a single tenant, the total square footage of all floor area measured from the inside surface of the exterior glass line of the Building to the inside surface of the opposite exterior glass line, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation of the square footage of the General Common Areas, and (ii) in the case of a floor leased to more than one tenant, the total square footage of all floor areas within the inside surface of the exterior glass line of the Building enclosing the Leased Premises and measured to the mid-point of demising walls (i.e., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common Areas (defined below), and from General Common Areas), excluding only Service Areas, plus an allocation of the square footage of the General Common Areas and an allocation of the square footage of the On-Floor Common Areas. No deductions from Rentable Square Feet shall be made for columns or projections.
          “Service Areas” shall mean the areas within (and measured from the exterior surface of the interior walls enclosing, or from the inside surface of the-exterior glass or wall enclosing, as the case may be) Building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts. Areas for the specific use of Tenant or other tenants of the Building or installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas.
          “General Common Areas” shall mean those areas ‘within (and measured from the midpoint of the walls or from the inside surface of the exterior glass enclosing). the Building’s elevator machine rooms, main mechanical rooms, electrical rooms, and public lobbies, engineering and cleaning staging areas, and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper utilization of the Building or to provide customary services to the Building, plus an allocation of any On-Floor Common Areas to the General Common Areas on the floor for floors that contain General Common Areas. The allocation of the square footage of the General Common Areas shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Rentable Square Kept of the Leased Premises (excluding the total square footage of the General Common Areas) and the denominator of which is the total of all Rentable Square Feet contained in the Building (excluding the allocation. of the General Common Areas).
          “On-Floor Common Areas” shall mean the total square footage of all areas within (and measured from the midpoint of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation of the square footage of the On-Floor Common Areas shall be equal to the total On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the Rentable Square Feet of the portion of the Leased Premises (excluding the allocations of General Common Areas and On-Floor Common Areas) located on said floor and the denominator of which is the total of all Rentable Square Feet on said floor (excluding the allocations of General .Common Areas and On-Floor Common Areas on the floor).
          “Parking Facility” shall mean the parking structure that is constructed and located adjacent to the Building (the “Adjacent Parking Facility”), the surface parking area adjacent to the Building (the “Surface Parking Area”), and the existing garage located across Kensington Place (the

“Kensington Parking Facility”) as shown and labeled on Exhibit A (which shall only be used by Tenant as parking for Tenant’s employees and the employees of other office tenants, not customer parking), together with any connecting walkways, covered walkways, or other means of access to said building or buildings, the grounds related thereto and any additional improvements at any time related thereto. The Parking Facility may be operated by a parking contractor charging commercially reasonable rates as designated from time to time by Landlord.
          (c) Within twenty (20) days after the Commencement Date -(defined below), Landlord shall deliver to Tenant Exhibit G, attached hereto and incorporated herein, which shall contain an acknowledgment of the date upon which the Commencement Date (defined below) of this Lease occurred, Landlord’s calculation of the exact number of square feet of Rentable Square Feet within the Leased Premises, including a breakdown of Landlord’s calculations with regard to Service Areas, General Common Areas and On-Floor Common Areas, and such other information regarding this Lease and the Leased Premises as Landlord shall then reasonably stipulate. Tenant shall have the right to object to Exhibit G by delivering written notice to Landlord within twenty (20) days after Landlord delivers Exhibit G to Tenant, failing which Tenant shall be deemed to have agreed that all information contained in Exhibit G is correct. If Tenant objects to Exhibit G within said twenty (20) day period, Landlord and Tenant shall work together to resolve their differences and, after such differences have been resolved, Landlord shall execute Exhibit G and deliver same to Tenant and Tenant shall have a period of five (5) days to give written notice to Landlord objecting to Exhibit G, failing which Tenant shall be deemed to have agreed that Exhibit G is correct. Upon Tenant agreeing or being deemed to have agreed. that all information contained in Exhibit G is correct, the Commencement Date as shown on Exhibit G shall be the Commencement Date for purposes of Section 1.02(a) of this Lease and for all other purposes under this Lease and the Rentable Square Feet of the Leased Premises as shown on Exhibit G shall replace the Rentable Square Feet of the Leased Premises as shown in Section 1.01(a) and as defined in Section 1.01(b) and shall be deemed to be the Rentable Square Feet of the Leased Premises for all purposes under this Lease. All payments of Rental (hereinafter defined) shall be made as. and when required herein, notwithstanding any unresolved objections to Exhibit G. All such payments shall be based upon the Exhibit G prepared by Landlord until such objections have been finally resolved, whereupon any overpayment or any underpayment theretofore made shall be adjusted by increasing or reducing, as the case may be, the next installment of Base Rental coming due. At any time after the execution of this Lease, Landlord shall also provide Tenant with a subordination, non-disturbance and attornment agreement in accordance with Section 7.08 of this Lease.
          (d) This Lease does not grant Tenant any rights, to light, air or view over or about the Land or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Leased Premises, the Land, improvements and air and other rights below the improved floor level of the Leased Premises, the improvements and air and other rights above the improved ceiling of Leased Premises, the improvements and air and other rights located outside the demising walls of the Leased Premises and such areas within the Leased Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein. Provided, however, Landlord shall not construct additional improvements to the Leased Premises which reduce the volume of Tenant’s space.
          (e) Tenant’s taking possession of the Leased Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Leased Premises was then in good order and satisfactory condition. Tenant acknowledges that no promise by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or any of their respective agents, partners or employees to alter, remodel, improve, repair, decorate or clean the Leased Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Leased Premises or the Building by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except, to the extent expressly set forth in this Lease.
     1.02. Term.
          (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease shall commence on the Commencement Date (defined below) and shall expire on the last day of the month that is one hundred twenty (120) calendar months after the Commencement Date at 6:00 P.M.
          (b) As used herein, “Commencement Date” means the earlier to occur of (i) the date Tenant occupies the Leased Premises for the purpose of conducting business; or (ii) November 1, 2000.
          1.03. Use. The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of office space and for no other purpose. The Leased Premises shall not be used for any purpose which would create unreasonable elevator loads or otherwise unreasonably interfere with Building operations, and Tenant shall not engage in any activity which is not in keeping with the first class standards of the Building. In no event shall the Leased Premises be used for the purpose of installing, marketing, operating, or providing electronic telecommunications, information or data processing, storage or transmissions, or other electronic office services or equipment for tenants or other occupants of the Building on a shared-usage basis through a central switch or a local area network.
          1.04. Intentionally Deleted
          1.05. Surrender of Premises.
          (a) Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall quit and surrender possession of the Leased Premises to Landlord, broom clean, in the same condition as upon delivery of possession to Tenant hereunder, normal wear and tear and fire and casualty excepted; provided, however, Tenant shall deliver to Landlord any and all insurance proceeds Tenant receives for damage to its Tenant’s improvements to the Leased Premises. Before surrendering possession of the Leased Premises, Tenant shall, without expense to Landlord, remove all signs, furnishings, equipment (including all communication and other cables), trade fixtures, merchandise and other personal property installed or placed in the Leased Premises and all debris and rubbish, and Tenant shall repair all damage to the Leased Premises resulting from such removal; provided if Tenant is then in default under this Lease, Tenant shall not remove any such item unless Tenant receives written directions from Landlord authorizing or directing the removal thereof. If Tenant fails to remove any of the signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Leased Premises by the expiration or termination of this Lease, then Landlord may, after written notice to Tenant, at its sole option, (i) treat Tenant as a holdover, in which event the provisions of this Lease regarding holding over shall apply, (ii) deem any or all of such items abandoned and the sole property of Landlord, or (iii) remove any and all such items and dispose of same in any manner. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such items, including, without limitation, the cost of repairing any damage to the Leased Premises or the Building caused by such removal and storage charges. (if Landlord elects to store such property).
          (b) All installations, additions, partitions, hardware, cables, wires, fixtures and improvements, temporary or permanent (including, but not limited to, Tenant’s Extra Work), except for Tenant’s signs, furnishings, equipment, communication cables, telephone switches, trade fixtures, merchandise and other personal property, in or upon the Leased Premises, whether placed there by Tenant or Landlord, shall, upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, become Landlord’s property and shall remain upon the Leased Premises, all without compensation, allowance or credit to Tenant; provided,. however, that if at the time Landlord consents to Tenant’s installation of any installations, additions, partitions, hardware, cables, wires, fixtures and improvements or at any time prior to termination of this Lease, Landlord requires removal of the same upon termination, then Tenant,. at Tenant’s sole cost and expense, upon termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, shall promptly remove such designated items placed in or upon the Leased Premises by ‘or on behalf of Tenant and, repair any damage to the Leased Premises or the Building caused by such removal, failing which Landlord may remove the same and repair the Leased Premises or the Building, as the case maybe, and Tenant shall pay the actual cost of such removal thereof to Landlord on written demand.
          1.06. Survival. Any claim, cause of action, liability or obligation arising under the term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto and all of Tenant’s indemnification obligations hereunder shall survive the expiration or any earlier termination of this Lease.

ARTICLE II.
     2.01. Rental Payments.
          (a) Commencing on the Commencement Date and continuing thereafter throughout the full term of this Lease, Tenant hereby agrees to pay the Base Rental (defined below), and Tenant’s Forecast Additional Rental (defined below) and Tenant’s Additional Rental Adjustment (defined below) in accordance with this Article. The Base Rental and Tenant’s Forecast Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to so pay such rent to Landlord at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance.
          (b) If the Commencement Date is other than the first day of a calendar month, then the installments of Base Rental and Tenant’s Forecast Additional Rental for such month shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the Lease term occurring during said commencement or expiration month, as the case maybe, and the denominator of which shall be thirty (30). If the term of this Lease commences or expires on other than , the first day of a calendar year, Tenant’s Forecast Additional Rental and Tenant’s Additional Rental shall be prorated for such commencement or expiration year, as the case may be, by multiplying Tenant’s Forecast Additional Rental and Tenant’s Additional Rental by a fraction, the numerator of which shall be the-number of whole and partial months of the Lease term during the commencement or expiration year, as the case may be, and the denominator of which shall be. twelve (12). In such event the Tenant’s Additional Rental Adjustment shall be made as soon as reasonably possible after the termination of this Lease.
          (c) For purposes hereof, the term “Rental” shall mean and collectively refer to the Base Rental, Tenant’s Forecast Additional Rental, Tenant’s Additional Rental Adjustment and other sums payable by Tenant hereunder. Tenant agrees to pay all Rental at the times and in the manner provided in this Lease, without abatement, demand, notice, set-off, deduction or counterclaim, and all sums payable under this Lease by Tenant shall be deemed to be rent due and owing hereunder. All Rental shall bear interest from the fifth (5th) day after the date due thereof until paid at the lesser of (i) a per annum rate equal to the “prime rate” announced by Chase Manhattan Bank, New York, New York, or its successor, (or if the “prime rate” is discontinued, the rate announced as that being charged to the most credit-worthy commercial borrowers) plus two percent (2%) or (ii) the maximum interest rate per annum allowed by law; provided, however, Landlord shall, no more than two (2) times per twelve (12) month period, provide Tenant with written notice of its failure to timely, pay the Rental due hereunder prior to imposing the interest penalty set forth in this subsection 2.01(c).
     2.02. Base Rental. Throughout the full term of this Lease, Tenant hereby agrees to pay a base annual rental (the “Base Rental”) in accordance with the schedule attached hereto as Exhibit

H, as such dollar amount may be adjusted from lease year to lease year pursuant to the terms of this Lease.
     2.03. Additional Rental.
          (a) Commencing with the calendar year in which the Commencement Date occurs and continuing thereafter for each calendar year during the full term of this Lease, Landlord shall present to Tenant prior to the beginning of said calendar year (or for the calendar year in which the Lease term commences, on the Commencement Date) a statement of Tenant’s Forecast Additional Rental. Landlord’s failure to deliver such a statement of Tenant’s Forecast Additional Rental shall not operate to excuse Tenant from the payment of the monthly installment of Tenant’s Forecast Additional Rental due under Section 2.01(a). Rather, Tenant shall continue to pay the monthly installment of Tenant’s Forecast Additional Rental based on Landlord’s most recent calculation thereof until such a statement is delivered to Tenant, with such statement being applied retroactively to the beginning of the calendar year and Tenant making up any under payments immediately upon its receipt of such statement. Landlord may, from time to time, but not more than two (2) times per year, recalculate Tenant’s Forecast Additional Rental in order to more accurately reflect Landlord’s good faith estimate of Tenant’s Additional Rental, and Tenant shall commence paying the recalculated Tenant’s Forecast Additional Rental, in accordance with Section 2.01(a) hereof, immediately after receiving notice thereof.
          (b) As used herein, “Tenant’s Forecast Additional Rental” shall mean Landlord’s reasonable estimate of Tenant’s Additional Rental (defined below) for the coming calendar year (or, in the calendar year in which the lease term commences, for such calendar year).
          (c) Landlord shall absorb and be responsible for paying Operating Expenses (defined below) during any calendar year to the extent such Operating Expenses are less than or equal to Six and 90/100 Dollars ($6.90) per square foot of space in the Building leased to rent paying tenants (the “Expense Stop”). As part of Tenant’s Additional Rental, Tenant shall be responsible for paying its pro rata share of the Operating Expenses for any calendar year in excess of the Expense Stop. For purposes hereof, “Tenant’s Additional Rental” for any calendar year shall mean Tenant’s Percentage Share (defined below) of the Operating Expenses for such calendar year in excess of the Expense Stop. As used herein, “Tenant’s Percentage Share” shall mean a fraction, the numerator of which is the total number of square feet of Rentable Square Feet within the Leased Premises and the denominator of which is the greater of (i) ninety-five percent (95%) of the total square footage of all Rentable Square Feet in the Building (exclusive of any retail space) held for lease, or (ii) the total square footage of all Rentable Square Feet in the Building (exclusive of any retail space) actually leased to rent paying tenants.
          (d) Landlord shall use reasonable efforts. to provide Tenant, within one hundred twenty (120) days after the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the term of this Lease, with a statement detailing the Operating Expenses for each such calendar year (the “Annual Operating Expense Statement”) and a statement prepared by Landlord comparing Tenant’s Forecast Additional Rental with Tenant’s Additional Rental. In the event that Tenant’s Forecast Additional Rental exceeds Tenant’s Additional Rental for said calendar year, Landlord shall, within thirty (30) days, pay Tenant (in the form of a credit against rentals next due or, upon expiration of this Lease, in the form of Landlord’s check) an amount equal to such excess. In the event that the Tenant’s Additional Rental exceeds Tenant’s Forecast Additional Rental for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference (“Tenant’s Additional Rental Adjustment”).
          (e) Tenant, at Tenant’s sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within sixty (60) days after receipt of the Annual Operating Expense Statement for any calendar year, to audit Landlord’s books and records pertaining only to the Operating Expenses for such calendar year, provided such audit must commence within sixty (60) days after Tenant’s notice to Landlord and thereafter proceed regularly and continuously to conclusion and, provided, further, that such audit must be conducted by a nationally recognized independent public accounting firm in a manner that does not unreasonably interfere with the conduct of Landlord’s business. Notwithstanding the foregoing, Tenant shall not have the right to audit Landlord’s books and records regarding the Operating Expenses for any calendar year if (i) the Annual Operating Expense Statement for such calendar year was prepared by a nationally recognized independent public accounting firm, or (ii) Tenant is in default under the terms of this Lease or any circumstance exists which with the giving of notice, the passage of time, or both, would constituted such a default. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. Tenant (and its agents, employees and accountants) shall hold the results of such audits in strict confidence and not disclose the same to any third party, except as is necessary during any dispute between Landlord and Tenant related thereto or as required by law. A copy of the results of any such audit shall be promptly provided to Landlord, and Landlord may conduct an independent review of the same. If there is any disagreement regarding the results of any such audit, the parties shall select a third party auditor to resolve the dispute.
     2.04. Operating Expenses.
          (b) “Operating Expenses”, for each calendar year, shall consist of (i) all Operating Costs (defined below) for the Building, plus (ii) an amount equal to the sum of the total ownership, management, maintenance, repair, replacement and operating costs accruing during each such calendar year for portions of the Project not within the Building that are designated or maintained from time to time as common areas, including, but not limited to, fifty (50%) percent of the cost of maintaining the Kensington Place roadway adjoining the Project and those areas which are for the benefit of the occupants of the Project whether or not so designated or maintained as common areas (net of any contribution received from time to time from the owners of the other portions of the Project for such expenses):
          (b) For the purposes of this Lease, “Operating Costs” shall mean all expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, operation, management, maintenance, repair and replacement of the Building during each calendar year, including, but not limited to, the following:
(i)	wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, management, maintenance, repair, replacement or access control, as reasonably allocated by Landlord and rent for the Building’s management office exclusive of that portion of such office used for leasing;

(ii)	cost of all supplies, tools, equipment and materials to the extent used in operations, management, maintenance, repairs or replacements, as reasonably allocated by Landlord;

(iii)	cost of all utilities, including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

(iv)	the cost of trash and garbage removal, cleaning, vermin extermination, snow, ice and debris removal, and other services;

(v)	cost related to and fees payable under all maintenance, management and service agreements, including, but not limited to, a management fee contribution equal to three percent (3%) of the gross revenues;

(vi)	costs related to those agreements related to access control services, garage operations, window cleaning, elevator maintenance, janitorial service, pest control and landscaping maintenance;

(vii)	cost of inspections, repairs, maintenance and replacements (except to the extent covered by proceeds of insurance); provided the cost of capital repairs and replacements shall be amortized over such reasonable period of time as Landlord shall reasonably determine and only the portion of such costs allocable to any calender year (plus interest on the unpaid balance of such costs) may be included in the Operating Costs for such calendar year;

(viii)	the reasonable cost of legal and accounting services incurred by Landlord relating to management and maintenance of the Building but not including any such expenses related to leasing of space in the Building;

(ix)	amortization of the cost (plus interest on the unpaid balance of such costs) of any system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Operating Expenses, (ii) promoting safety or (iii) complying with governmental requirements;
(x)	the cost of all insurance, including, but not limited to, the cost of casualty, rental loss and liability insurance, and insurance on Landlord’s personal property, plus the cost of all deductible and co-insurance payments made by Landlord in connection therewith;

(xi)	amounts due under easements, operating agreements, parking operating agreements, declarations, covenants or instruments encumbering the Land;

(xii)	reasonable replacement reserves;

(xiii)	cost of maintaining, striping, repairing, replacing, repaving and lighting grounds, streets, parking areas, sidewalks, curbs, walkways, landscaping, drainage and lighting facilities; and

(xiv)	all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Building and said common areas or by others subsequently created or otherwise, and any other taxes, assessments and governmental charges attributable to the Building and that portion of the common areas or their operation, excluding, however, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Building or imposed in connection with any change of ownership of the Building; provided, however, that if at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Building or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Building, shall be deemed to be included within the Operating Costs. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in Operating Costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed the Tenant Improvement Allowance (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Building to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Costs for such year.
          (c) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not provided with Building Standard Services or is not completely occupied, Landlord shall compute all Variable Operating Costs (defined below) for such calendar year as though the entire Building were provided with Building Standard Services and were completely occupied. For purposes of this Lease the term “Variable Operating Costs” shall mean any operating cost that is variable with the level of occupancy of the Building (e.g. utilities and cleaning services). In the event that Landlord excludes from “Operating Costs” any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or to other buildings or projects on the Land, Landlord shall have the right to increase “Operating Costs” by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of any Operating Costs.
          (d) Except as expressly provided in Section 2.05(b), Operating Costs shall not include:
(i)	costs of alterations and other leasehold improvements (including the supervision and administration of such construction) and relocations of the premises of tenants of the Building;

(ii)	the cost of construction of the Base Building;

(iii)	the cost of correcting defects in the initial construction of the Base Building, other than (1) normal repair and maintenance, or (2) minor. repairs equivalent to those normally undertaken by Landlord whether or not resulting from a construction defect;

(iv)	interest and principal payments on mortgages or any loan fees or _other loan related costs or expenses payable in connection therewith;

(v)	ground rental payments;

(vi)	legal fees in connection with negotiating leases with tenants in the Building or in connection with enforcing lease obligations of tenants in the Building;

(vii)	interest, fines and penalties on late payments;

(viii)	real estate brokerage and leasing commissions;

(ix)	costs and expenses attributable to leased retail or storage areas (as reasonably determined by Landlord) and which are directly reimbursable by retail or storage tenants in the Building;

(x)	any expenditures for which Landlord has been directly reimbursed by tenants of the Building (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases);

(xi)	the costs of providing services to other tenants of the Building without a charge (i.e., excluding any services paid for by such tenants through payment of operating expenses and taxes) that are in excess of those services provided or made available to Tenant without a charge (i.e., excluding any services provided to Tenant and paid for through payment of operating expenses), to the extent of such excess;

(xii)	legal, appraisal and accounting fees, disbursements and charges incurred in connection with the leasing, sale or refinancing of the Building;

(xiii)	legal, appraisal and accounting fees, disbursements and charges incurred in connection with disputes with tenants or occupants of the Building;

(xiv)	costs of investigating the presence of, removal or other remediation of hazardous substances existing in the Building on the Commencement Date and required by environmental laws in effect on the Commencement Date;

(xv)	salaries paid to any executive employees above the grade of regional building manager and regional building engineer (which are includable only to the extent that such regional building manager and regional building engineer are engaged in servicing the Building);

(xvi)	expenses for repairs, maintenance or replacements for which Landlord is reimbursed from or pursuant to insurance or condemnation proceeds (or for which Landlord would have been so reimbursed had it maintained the insurance required hereunder);

(xvii)	advertising, entertainment and promotional expenditures relating to leasing of space at the Building;

(xviii)	costs of capital improvements made to cure violations of laws existing as of the Commencement Date, including any fines or penalties imposed by legal authorities having jurisdiction thereof by reason of such existing violations;

(xix)	costs of electricity furnished to individual tenant spaces, to the extent such costs are separately charged and payable by such tenants (other than pursuant to provisions in such tenants’ leases providing for reimbursement of operating expenses and taxes of the Building);

(xx)	overhead and profit increment paid to subsidiaries or affiliates of Landlord for services to the Building, to the extent only that the costs of such services exceed the competitive cost of such services were they not so rendered by a subsidiary or affiliate (provided that this exclusion shall in no way reduce or affect the management or administration fees otherwise permitted hereunder);

(xxi)	cost of acquisition of sculptures, paintings or other works of art displayed in. the public areas of the Building;

(xxii)	damages awarded .to a tenant. of the Building against Landlord by reason of Landlord’s breach of that tenant’s lease or Landlord’s negligent or willful conduct;

(xxiii)	costs for repairs, maintenance, replacements or services for which Landlord is directly reimbursed from warranties, guaranties or any other source (other than payments by tenants of operating expenses); and

(xxiv)	the costs of any judgment, settlement or arbitration award resulting from Landlord’s liability for failure to perform its obligations under any lease or other contract by which it may be bound.
          2.05. Intentionally Deleted.
          2.06. Intentionally Deleted.

ARTICLE III.
     3.01. Services. Landlord shall furnish the following services to Tenant during the term of this Lease (“Building Standard Services”):
          (a) Hot and cold domestic water to common use rest rooms and toilets, in commercially reasonable amounts.
          (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably determined by Landlord and on such dates and at such times as are more particularly described on Exhibit E attached hereto and incorporated herein.
          (c) Electric lighting service for all public areas and special service areas of the Building in such amounts and locations as are reasonably determined by Landlord.
          (d) Janitor service shall be provided five (5) days per week, exclusive of holidays, in such manner as Landlord reasonably. determines, but similar to other suburban Nashville Class A buildings; provided, however, if Tenant’s floor coverings or other improvements are other than building standard commercial grade, Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto. Landlord shall inform Tenant upon completion of Tenant’s improvements whether any such improvements require janitorial services in excess of building standard.
          (e) Access control for the Building shall be provided to the extent and in the manner reasonably determined by Landlord; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses .due .to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury, Landlord’s gross negligence and willful misconduct excepted.
          (f) Electrical service shall be provided to Tenant as specified in Exhibit C hereto.
          Should Tenant’s total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building Standard Shell Condition circuits, Landlord will (at Tenant’s expense) install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer, space for which has been provided in the base building electrical closets based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels and transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant’s expense for the actual cost of such separately metered electricity and after notice to Tenant) to measure the electricity used through the additional electrical equipment.
     The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.
     If any of Tenant’s electrical equipment requires conditioned air in excess of Building Standard Shell Condition air conditioning, the same shall, after written notice to Tenant, be installed by Landlord (on Tenant’s behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.
     If Tenant requires that certain areas within Tenant’s demised premises must operate in excess of the normal Building Operating Hours (as defined in Exhibit E attached hereto), the electrical service to such areas shall, after written notice to Tenant, be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.
     (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in General Common Areas, Service Areas and On-Floor Common Areas.
     (h) Non-exclusive multiple cab passenger service to the Leased Premises during Building Operating Hours (as defined in Exhibit E) and at least one (1) cab passenger service to the Leased Premises twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.
     To the extent the services described in subsection (a), (b), (c), (f) and (h) above require electricity and water supplied by public utilities, Landlord’s covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities. to furnish the same. Failure by Landlord to furnish the services described in this Section, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause except Landlord’s gross negligence, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom and Tenant shall rely on its own business interruption insurance; provided, however, Landlord agrees to use reasonable efforts to repair said equipment or machinery promptly and to restore said services.
     3.02. Keys and Locks. Landlord shall install a card reader on the elevator servicing the Leased Premises that restricts after hours access to the Leased Premises. Landlord shall also supply Tenant with two (2) keys for. each Building Standard lockset on code required doors entering the Leased Premises from public areas. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant’s expense, which shall be at Landlord’s actual cost plus ten percent (10%). All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord’s permission, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.
     3.03. Graphics, Building Directory and Name. Landlord shall provide and install all graphics, letters, and numerals at the entrance to the Leased Premises on multi-tenant floors, if any (it being understood that Tenant shall be responsible for all graphics on full floors occupied by Tenant. Landlord shall maintain an electronic directory in such main lobby which shall include such information relating to Tenant, including the names of Tenant’s officers and senior employees. All such letters and numerals shall be in the Building standard graphics (font. size to be approved by Landlord). Tenant agrees that Landlord shall not- be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. Tenant at Tenant’s sole cost and expense, upon prior written consent of Landlord which shall not be unreasonably withheld, shall be entitled to install signage incorporating the firm’s name and standard logo within the Leased Premises, or within the elevator lobby for any floor or floor which Tenant occupies an entire floor. Tenant shall be responsible for removing such signage from the elevator lobby or lobbies prior to the expiration of this Lease. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Leased Premises, unless approved in writing by Landlord. All on-floor graphics for full-floor tenants shall be removed by Tenant upon lease expiration.
     3.04. Parking.
          (a) Subject to the other provisions hereof, Landlord hereby agrees to make available, or to cause the lessee or operator of the Parking Facility (the “Garage Operator”), to make available to Tenant up to one (1) permit per two hundred and fifty (250) RSF to park in the Kensington Parking Facility upon Terms and conditions set forth below (the “Parking Permits”). Landlord shall also provide (or cause the Garage Operator to provide) visitor parking in a portion of the Parking Facility on a “first come-first served” pay basis at such published rates and upon such conditions as Landlord or the Garage Operator, as applicable, shall establish from time to time, as shown on Exhibit J. At any time during the Term, Tenant may elect to relinquish up to fifteen (15) Parking Permits by giving thirty (30) days prior written notice to Landlord (or its designee), in which event Tenant shall have no further right to or interest in such relinquished Parking Permits and Landlord shall have no further obligation to provide such Parking Permits in order to meet the ratio set forth hereinabove.
          (b) Tenant shall notify Landlord within thirty (30) days following the Commencement Date of the number of Parking Permits that it intends to utilize. Neither Landlord nor the Garage Operator shall be obligated to hold any Parking Permits that Tenant does not elect to utilize.
          (c) Tenant shall pay as rental for the Parking Permits at the rate charged from time to time by Landlord (or the Garage Operator), in its sole and absolute discretion; provided the rate charged for the Parking. Permits shall be prorated for any partial months during the term of this Lease. The initial charge to Tenant for each Parking Permit shall be Forty Dollars ($40.00) per month. In the event the rate charged for the Parking Permits is increased, Tenant may elect as its sole remedy with respect to such increase to relinquish all or a portion of the Parking Permits by giving written notice to Landlord (or its designee) within thirty (30) days after receiving notice of such increase, in which event Tenant shall have no further right to or interest in such Parking Permit and neither Landlord nor the Garage Operator shall have any obligation to provide replacement parking for Tenant. If the rate charged for the Parking Permits is increased and Tenant fails to notify Landlord, in writing, of its election to relinquish all or a portion of the Parking Permits within thirty (30) days after receiving notice of such increase, then Tenant shall be deemed to have agreed to such increase and shall have no further right to relinquish its Parking Permits on account thereof. Unless Landlord directs otherwise, Tenant shall pay the monthly charges established from time to time in accordance with this Lease by the Garage Operator for parking in the Kensington Parking Facility to Landlord and Landlord shall collect such payments, on behalf of the Garage Operator, monthly in advance, at the same time and place as Tenant makes payments of Base Rent under the terms of this Lease.
          (d) In the event the parking spaces covered by the Parking Permits are not available to Tenant due to causes beyond the control of Landlord or the Garage Operator and Landlord is unable to provide replacement parking to Tenant, neither Landlord nor Garage Operator shall be liable for any damages that Tenant suffers on account thereof, nor shall such fact be construed as a constructive eviction of Tenant, entitle Tenant to an abatement of any Rental, or relieve Tenant from fulfillment of any covenant or agreement hereof.
          (e) Landlord or the Garage Operator may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Parking Facility, and Tenant agrees to abide by such rules and regulations; provided such rules and regulations do not materially reduce Tenant’s parking rights provided hereunder. Except as expressly provided herein, this Lease does not grant Tenant (or its agents, employees, contractors and visitors) the right to use the Parking Facilities or any other parking areas located on the Land or serving the Building. So long as Landlord ensures that there is sufficient parking available in the Parking Facilities to accommodate the holders of the Parking Permits, Landlord or the Garage Operator may, from time to time, designate specific portions of the Parking Facilities as reserved areas and Tenant shall have no right to park in such reserved areas, except Tenant may park in reserved areas made available to tenants of the Building to the extent Tenant has purchased Parking Permits specifically entitling Tenant to use the same. Landlord agrees to make (or cause the Garage Operator to make) parking for Tenant’s guests and visitors available on a non-exclusive basis in the Parking Facility. Landlord or the Garage Operator may restrict Tenant’s right to utilize the Parking Permits on weekends and after 6:00 p.m. in the evening when athletic events are scheduled in the nearby athletic facilities.
ARTICLE IV.
     4.01. Care of Leased Premises. Tenant shall not commit or allow to be committed by Tenant’s employees, agents or contractors, any waste or damage to any portion of the Leased Premises or the Building. Upon the expiration or any earlier termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.
     4.02. Entry for Repairs and Inspection. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants or purchasers and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant’s business during any such entry.
     4.03. Nuisance. Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.
     4.04. Laws and Regulations: Encumbrances; Rules of Building. Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, (i) all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Leased Premises, (ii) all recorded easements, operating agreements, parking agreements, declarations, covenants and instruments encumbering the Leased Premises, and (iii) the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as Exhibit F. Landlord warrants that the Building shall be in compliance in all material respects with applicable municipal, county, state and federal laws, codes and requirements as of the Commencement Date.
     4.05. Legal Use and Violations of Insurance Coverage. Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful or knowingly deemed to be hazardous in any manner, or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Building or its contents.
     4.06. Hazardous Substances. Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Leased Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Leased Premises or be brought onto any other portion of the Building by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, and no Hazardous Substances will be released or discharged from the Leased Premises (including, but not limited to, ground water contamination). The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any Environmental Laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all losses, liabilities (including, but not limited to, strict liability), damages, injuries, expenses (including, but not limited to, court costs, litigation expenses, reasonable attorneys’ fees and costs of settlement or judgment), suits and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in or the escape, leakage, spillage, discharge, emission or release from the Leased Premises of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Building by Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees, including, without limitation, any losses, liabilities (including, but not limited to, strict liability), damages, injuries, expenses (including, but not limited to, court costs, litigation expenses, reasonable attorneys’ fees and costs of settlement or judgment), suits and claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), any so-called federal, state or local “Superfund” or “Superlien” laws or any other Environmental Law.
     Landlord hereby confirms that, to its knowledge, there are no Hazardous Substances (as now defined) existing at the Building in violation of applicable environmental laws (as now existing). Without limitation of the foregoing, Landlord agrees, as to any Hazardous Substances (as now defined) existing in the Leased Premises or the Building or the Land on the Commencement Date, to remove or otherwise remediate such Hazardous Substances to the extent required by law (as now existing), at Landlord’s sole cost and expense. Tenant shall cooperate with Landlord in allowing proper access to the Leased Premises to perform the foregoing removal or remediation activities, and shall use reasonable efforts not to take any action which may worsen any such environmental condition once discovered. Landlord shall restore any damage caused to the Leased Premises as a result of such access by Landlord under this Section 4.06, to the extent such damage was not caused by Tenant’s negligence or willful misconduct or Tenant’s breach of its obligations hereunder. In any entry into the Leased Premises under this Section 4.06, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations at the Leased Premises.
     4.07. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord.
ARTICLE V.
     5.01. Leasehold Improvements.
          (a) Tenant shall receive a tenant improvement allowance of $31.00 per square foot of Rentable Square Feet (the “Tenant Improvement Allowance”), to be paid in installments in accordance with Exhibit D, no more often than once per month. Tenant may elect to increase the Tenant Improvement Allowance by up to an additional $5.00 per square foot of Rentable Square Feet by giving written notice of its desire to do so to Landlord on or before the Floor Ready Date, in which event the Initial Base Rental payable hereunder shall increase by $0.18 per Rental Square Foot per annum for each dollar of increase of Tenant Improvement Allowance which Tenant elects to use above the primary allowance of $31.00 per RSF. Tenant hereby agrees that the provisions of Exhibit D shall govern the construction of Tenant’s initial leasehold improvements. Tenant shall not install any improvements which are not compatible with Landlord’s plans and specifications for the Building or which are not approved by Landlord or Landlord’s architect. Landlord shall at Landlord’s cost provide to Tenant on-floor improvements as described in Exhibit C “Base Building Shell Condition.”
          (b) Notwithstanding any language contained herein or in Exhibit D to the contrary, if for any reason the Leased Premises should not be ready for occupancy by the Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.
          (c) Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld so long as said alterations do not impact on Building systems or structure and are not visible from outside the Leased Premises. Tenant shall deliver to Landlord a copy of the record drawings for all alterations or physical additions so made in or to the Leased Premises. Tenant further specifically agrees that no food, soft drink or other vending machine will be installed within the Leased Premises without the written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned, provided that Tenant shall be allowed to install such vending machines for the sole use of Tenant’ s employees so long as the vending machine is not visible from outside of the Leased Premises.

          (d) Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanics’ or materialmen’s liens asserted in connection therewith. No portion of Landlord’s interest in the Building shall be subject to attachment on account of any work performed by or on account of Tenant, and Tenant shall provide written notice of same to all of its contractors.
          (e) Should any mechanic’s or other liens be filed against any portion of the Building by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens, and if canceling or discharging such liens requires active managerial oversight by Landlord, Landlord shall be entitled to collect an administrative fee equal to fifteen percent (15%) of the cost thereof.
     5.02. Repairs by Landlord. All repairs, alterations or additions that affect the Building’s structural components or the Building’s mechanical, electrical and plumbing systems shall be made solely by Landlord or its contractor, and Landlord shall timely cause such repairs to be made. In the event of any damage to such components or systems or any other portion of the Building caused by Tenant or Tenant’s agents, contractors, employees, visitors or invitees, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord’s costs plus ten percent (10%) for administrative cost recovery. Landlord shall make such repairs to Building Standard Shell Condition improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises.
     5.03. Repairs by Tenant. Subject to Section 5.02 and 6.03, Tenant shall at its own cost and expense, keep the Leased Premises and all leasehold improvements in a condition similar to the condition as of the Commencement Date, normal wear and tear excepted, and Tenant shall perform all maintenance, repairs and replacements necessary to accomplish the same. In addition, Tenant shall perform all maintenance, repairs, replacements and improvements required by any governmental law, ordination, rule or regulation. If Tenant fails to commence any maintenance, repairs, replacements or improvements which it is required to perform hereunder within ten (10) days after written notice from Landlord to Tenant and thereafter diligently proceed with such work until completion, Landlord may, at its option, perform any such maintenance, repairs, replacements or improvements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord’s cost thereof plus a charge of ten percent (10%) for administrative cost recovery.

ARTICLE VI.
     6.01. Condemnation. If all or substantially all of the Leased Premises, or such portion of the Leased Premises or the Building as would render, in Landlord’s reasonable judgment, the continuance of Tenant’s business from the Leased Premises impracticable, shall be permanently taken or condemned for any public purpose, then this Lease, at the option of Tenant or Landlord upon the giving of written notice to the other party within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate. If less than all or substantially all of the Leased Premises or any portion of the Building shall be permanently taken or condemned for any public purpose, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days from the date of such condemnation or taking. If this Lease is terminated as provided above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Building, or any portion thereof, was the expiration date of this Lease. In the event that this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay the Rental up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the term of this Lease relating to such portion of the Leased Premises. Thereafter the Base Rental, Tenant’s Forecast Additional Rental and Tenant’s Additional Rental shall be adjusted on a pro rata, net rentable square foot basis. In the event of any such condemnation or taking and this Lease is not so terminated, Landlord shall promptly repair the Leased Premises or the Building, as the case may be, to Building Standard Shell Condition so that the remaining portion of the Leased Premises or Building, as the case may be, shall constitute an architectural unit, fit for Tenant’s occupancy and business; provided, however, that Landlord’s obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking. In the event of any temporary taking or condemnation for any public purpose of the Leased Premises or any portion thereof, then this Lease shall continue in full force and effect except that Base Rental, Tenant’s Forecast Additional Rental, and Tenant’s Additional Rental shall be adjusted on a pro rata net rentable square foot basis for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations. In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired term of the Lease and all leasehold improvements and Tenant may not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate attempt to recover an award or compensation against or from the condemning authority provided such pursuit does not reduce Landlord’s award.
     6.02. Damages from Certain Causes. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, act or omission of any tenant or occupant of the Building, any nuisance or interference caused or created by any tenant or occupant of the Building, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord’s control or, except in the case of the gross negligence or intentional misconduct of Landlord, for any damage or inconvenience which may arise through repair or alteration of any part of the Building. Tenant shall notify Landlord of any damage to the Leased Premises, regardless of the cause of such damage.
     6.03. Casualty Clause.
          (a) In the event any portion of the Leased Premises or any portion of the General Common Areas is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature (hereinafter collectively referred to as the “damaged property”) and the damaged property can, in the opinion of the Landlord’s architect, be repaired within ninety (90) calendar days from the date of notice of Landlord’s architect’s opinion, then Landlord shall proceed to rebuild or restore the damaged property to Building Standard Shell Condition, subject to subsection (e) hereof.
          (b) In the event the damaged property can not, in the reasonable opinion of Landlord’s architect, be repaired within ninety (90) days from the date of notice of Landlord’s architect’s opinion, but can be repaired within one hundred eighty (180) days from the date of notice of Landlord’s architect’s opinion, Landlord, at Landlord’s sole option, shall have the right (i) to terminate this Lease by notifying Tenant of such termination within twenty (20) days of receipt of Landlord’s architect’s opinion, or (ii) to restore or rebuild the damaged property to Building Standard Shell Condition, subject to subsection (e) hereof.
          (c) If, in the opinion of Landlord’s architect, damage to the damaged property cannot be repaired within one hundred eighty (180) days from the date of notice of Landlord’s architect’s opinion, then both Landlord and Tenant shall have the right to terminate this Lease by notifying the other party in writing of such termination within twenty (20) days of receipt of Landlord’s architect’s opinion.
          (d) Notwithstanding any language herein to the contrary, if at the time of any such damage, less than one (1) year remains in the term of this Lease, exclusive of any renewal options, then Landlord, at Landlord’s sole option, shall have the right to terminate this Lease.
          (e) If at anytime during the term of this Lease the Building is damaged and the cost of repairing and restoring the same exceeds twenty-five percent (25%) of the replacement cost of the improvements comprising the Building, then Landlord, at Landlord’s sole option, shall have the right to terminate this Lease.
          (f) Notwithstanding any language contained herein to the contrary, in the event this Lease is not terminated as provided hereunder (i) Landlord shall be obligated to rebuild or restore the damaged property only to the extent of the net insurance proceeds available to Landlord for the purpose of rebuilding and restoration, (ii) if the damaged property is all or any portion of the Leased Premises Landlord shall be obligated to rebuild or restore the damaged property only to Building Standard Shell Condition, except that Tenant shall have the right to require Landlord to rebuild or restore the damaged property substantially to the condition which existed immediately prior to such damage, provided that Tenant shall bear all costs and expenses, including without limitation, rentals that are lost due to extended construction time, in excess of the lesser of (A) any net insurance proceeds available to Landlord for the purpose of rebuilding or restoration, or (B) the cost to Landlord of rebuilding and restoring the damaged property to Building Standard condition (with Building Standard Tenant Allowances); and (iii) if Landlord is able to obtain rental loss insurance on reasonable terms and conditions (and Landlord shall carry such rental loss insurance so long as it is reasonably available), then Tenant shall be entitled to a pro rata abatement of Base Rental, Tenant’s Forecast Additional Rental, and Tenant’s Additional Rental during the period of time the Leased Premises, or any portion thereof, are untenantable due to such damage. Landlord’s architect’s opinion shall be delivered to both Landlord and Tenant within thirty (30) days from the date of any such damage. In the event of any termination of this Lease under this Section, this Lease shall cease and terminate as if the date of such damage was the expiration date of the term of this Lease. Notwithstanding any contrary language in this Section, if the Leased Premises, the Building, or any portion thereof shall be damaged through the negligence or willful misconduct of Tenant and the cost of repairing the same is not covered by Landlord’s insurance, such damage shall be repaired by Landlord at the sole expense of Tenant and rent shall continue hereunder unabated.
          (g) If any portion of Tenant’s leasehold improvements (including, but not limited to, Tenant’s Extra Work), alterations, additions, improvements, fixtures, furnishing, equipment or trade fixtures are damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature, Tenant shall immediately restore the same to the condition existing immediately prior to such damage, unless such damage is so extensive as to permit termination of this Lease as provided herein and the Lease is terminated in accordance with such provisions.
     6.04. Casualty Insurance. Landlord shall maintain all-risk property insurance on the Building and on all Building Standard Shell Condition improvements. Said insurance shall be maintained with an insurance company authorized to do business in Tennessee, at full replacement cost and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense business interruption insurance and all-risk property insurance on the full replacement cost of all its personal property, including removable trade fixtures, located in the Leased Premises and on Tenant’s Extra Work and all other, additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above, regardless of whether such improvements were made at Landlord’s or Tenant’s expense. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant’s operations within, or contents of, the Leased Premises or because the improvements to the Leased Premises are in excess of improvements contemplated by the Tenant Improvement Allowance, Tenant shall either (i) promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence), or (ii), if the insurance company agrees to reduce the premium to the premium prior to the increase due to Tenant’s operations, cease the operation that caused the increase in insurance premiums. Upon the request of Landlord, a duly executed certificate of insurance, reflecting Tenant’s maintenance of the insurance required under this Section 6.04 and Section 6.05, shall be delivered to Landlord.
     6.05. Liability Insurance. Landlord and Tenant shall each maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a solvent insurance company authorized to transact business in

Tennessee. Such insurance shall be written on an occurrence basis and shall afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $2,000,000.00 combined single limit for bodily injury and property damage in any one occurrence; provided, however, Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time so long as Landlord maintains similar limits of coverage.
     6.06. Hold Harmless. Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees to indemnify, defend by its in house or outside counsel, and hold Landlord, Landlord’s beneficiaries (if Landlord is a land trust), the managing agent of the Building, the leasing agent of the Building and their respective agents, partners, shareholders, officers, directors and employees of the Building harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Leased Premises or the Building arising from Tenant’s occupancy of the Leased Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Leased Premises or the Building, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees.
     6.07. Waiver of Subrogation Rights. Anything, in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for personal injury, loss or damage to business, and loss or damage that may occur to the Leased Premises, the Building or any improvements thereto or thereon or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause to the extent such loss or damage is covered by terms of the all-risk property insurance policies referred to in Section 6.04 hereof or any other insurance policy maintained by Landlord or Tenant, as applicable, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors, but shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to evidence compliance with the aforementioned waiver.

ARTICLE VII.
     7.01. Default and Remedies.
          (a) The occurrence of any of the following shall constitute a default under and breach of this Lease by Tenant (an “Event of Default”):
(i)	Failure by Tenant to pay any Rental within (5) days after the same becomes due hereunder; provided that no more than two (2) times per twelve (12) month period Landlord shall deliver written notice to Tenant that the Rental is more than five (5) days past due and Tenant shall have (5) days from the date such notice is sent to pay such Rental;

(ii)	The Leased Premises are deserted, vacated for more than thirty (30) days, or not used as regularly or consistently as would normally be expected for similar premises put to general office use, even though the Tenant continues to pay the stipulated monthly rent;

(iii)	Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Article VIII;

(iv)	Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;

(v)	Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 7.08 or Section 7.09 of this Lease, within ten (10) days after the initial written demand therefor to Tenant;

(vi)	Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said thirty (30) day period and Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;

(vii)	The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within fifteen (15) days from the date of such filing;

(viii)	Tenant or any guarantor of Tenant’s obligations under this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for all or a major part of its property;

(ix)	A trustee or receiver is appointed for Tenant, any guarantor of Tenant’s obligations under this Lease or for a major part of either party’s property and is not discharged within ninety (90) days after such appointment;

(x)	Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant or any guarantor of Tenant’s obligations under this Lease, or (B) against Tenant or any guarantor of Tenant’s obligations under this Lease and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution;

(xi)	Tenant’s repeated or continued failure to timely pay any Rental due Landlord hereunder where such failure shall continue or be repeated for two (2) consecutive months, or for a total of four (4) months in any period of twelve (12) consecutive months; or

(xii)	Tenant’s repeated failure to observe or perform any of the other covenants; terms or conditions hereof more than six (6) times, in the aggregate, in any period of twelve (12) consecutive months.
          (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:
(i)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand.

(ii)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the

Leased Premises and thereupon Tenant shall vacate the Leased Premises and remove therefrom all property thereon belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Leased Premises. Any such demand, re-entry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(iii)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter, re-enter the Leased Premises and remove therefrom Tenant and all property belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(iv)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Leased Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Leased Premises, attorneys’ fees, leasing inducements, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

(v)	Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for leasing commissions and construction of tenant improvements, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys’ fees) of recovering possession of the Leased Premises, the cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (A) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Leased Premises for the remainder of the term of this Lease, or (B) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of Section 7.01(b)(iv) if the Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two said alternatives within thirty (30) days of the notice of termination.
          (c) If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord. Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, cost (including court costs and attorneys’ fees), or damages suffered by Landlord by reason of such re-entry or termination. No such re-entry or termination shall be considered or construed to be a forcible entry.
          (d) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.
          (e) No act by Landlord with respect to the Leased Premises shall terminate this Lease, including, but not limited to, acceptance of the keys, institution of an action for detainer or other dispossessory proceedings, it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any reletting of the Leased Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant.
     7.02. Insolvency or Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease, or any general assignment by Tenant or any guarantor of Tenant’s obligations under this Lease for the benefit of creditors, or any action taken or suffered by Tenant or any guarantor of Tenant’s obligations under this Lease under any insolvency, bankruptcy, or reorganization act, shall, at

Landlord’s option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.
     7.03. Late Payments. Tenant shall pay, as a one (1) time late charge on each installment of any Rental owed by Tenant hereunder that is not paid when due, an amount equal to five percent (5%) of the amount due for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.
     7.04. Attorney’s Fees. If either party initiates any action to enforce its rights under this Lease or the terms hereof, the prevailing party shall be entitled to collect from the non-prevailing party all court costs, reasonable attorneys fees and litigation expenses, including, but not limited to, costs of depositions and expert witnesses, that Landlord incurs in connection with such action.
     7.05. Waiver of Homestead. Tenant hereby waives and renounces all homestead or exemption rights which Tenant may have under or by virtue of the Constitutions and Laws of the United States, the State of Tennessee, and any other State as against any debt or sum Tenant may owe Landlord under this Lease and hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which maybe allowed or set apart to Tenant, including such as may be set apart in any bankruptcy proceeding, to pay any debt or sum owing by Tenant to Landlord hereunder.
     7.06. No Waiver of Rights. No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No waiver of any right of Landlord or any default by Tenant on one occasion shall operate as a waiver of any of Landlord’s other rights or of any subsequent default by Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.
     7.07. Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages, solely for such holding over, one hundred and fifty percent of the Rental that would have been payable if this Lease had not so terminated or expired for the first two (2) months of the holdover period, and double the Rental for the remainder of the holdover period. No holding over by Tenant after the term of this Lease shall be construed to extend this Lease, and Tenant shall be deemed a tenant at will, terminable on five (5) days notice from Landlord. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or any part of the Leased Premises effective upon the termination of this Lease. Any holding over with the express written consent of Landlord shall thereafter constitute this Lease to be a lease from month to month (terminable by either party on thirty (30) days notice) at a Base Rental, Tenant’s Forecast Additional Rental, and all other sums required to be paid by Tenant prior to the expiration or termination of this Lease as may be determined by Landlord.
     7.08. Subordination.
          (a) Landlord may have heretofore or may hereafter encumber with a mortgage, deed of trust, deed to secure debt, financing statement or other security interests (collectively, a “Mortgage”) the Land, the Project or any part thereof or any interest therein, may sell and lease back the Land, the Project or any part thereof, and may encumber the leasehold estate under such a sale and leaseback arrangement with a Mortgage. (The holder of any Mortgage is herein called a “Mortgagee.” A lease creating Landlord’s interest in the Land, the Project or part thereof is herein called a “Ground Lease” and the lessor under any such Ground Lease is herein called a “Ground Lessor.”) This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof, provided, however, that the Mortgagee or Ground Lessor shall not, so long as Tenant shall not be in default under this Lease, disturb Tenant in its possession of the Leased Premises or terminate Tenant’s rights hereunder. Tenant agrees to execute and deliver to Landlord such further instruments, including a subordination, nondisturbance and attornment agreement in a form acceptable to the Mortgagee or Ground Lessor, consenting to or confirming the subordination of this Lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within ten (10) days after Tenant’s receipt of such written request.
          (b) Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right or remedy which it may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have a reasonable amount of time to cure such default of Landlord, if such default can be cured without such Mortgagee or Ground Lessor taking possession of the mortgaged or leased estate, or to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Mortgagee or Ground Lessor taking possession of the mortgaged or leased estate.
          (c) If any Mortgage is foreclosed, or Landlord’s interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

(i)	No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a “Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord’s interest in this Lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor.

(ii)	Upon request of any Successor assuming the rights of Landlord hereunder, Tenant will attorn to such Successor, as Landlord under this Lease, subject to the provisions of this Section 7.08(c) and Section 7.08(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.

(iii)	No Successor shall be bound to recognize any prepayment by more than thirty (30) days of any Rental payable by Tenant hereunder.
          (d) Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this Lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) days after Tenant’s receipt of such written request.
          (e) Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor shall, have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.
          (f) Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following written request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this Lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor. Landlord will reimburse Tenant for Tenant’s reasonable attorneys fees, not to exceed $500.00, for reviewing such required short form pursuant to this subsection (f).

          (g) No Mortgagee or Ground Lessor of which Tenant has been notified, in writing, shall be bound any amendment or modification of this Lease made without the written consent of such Mortgagee or Ground Lessor.
     7.09. Estoppel Certificate. Tenant agrees that, from time to time upon not less than fifteen (15) days’ prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Leased Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord’s designee or to any existing or prospective mortgagee or ground lessor, a written estoppel certificate certifying (i) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (ii) the amounts of the monthly installments of Base Rental, Tenant’s Forecast Additional Rental, Tenant’s Additional Rental Adjustment and other sums then required to be paid under this Lease by Tenant; (iii) the date to which the Base Rental, Tenant’s Forecast Additional Rental, Tenant’s Additional Rental Adjustment and other sums required to be paid under this Lease by Tenant have been paid; (iv) that Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (v) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. If Tenant fails to execute such estoppel certificate within the time permitted then Landlord shall give written notice thereof to Tenant and if Tenant fails to execute the same or furnish specific written objections to such certificate within five (5) days after such notice, then the facts contained therein shall be conclusively presumed to be correct.
ARTICLE VIII.
     8.01. Sublease or Assignment by Tenant.
          (a) The Tenant shall not, without the Landlord’s prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant’s interest hereunder; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord’s consent shall be void and of no force or effect. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the term of this Lease, shall be deemed to be an assignment of this Lease. Notwithstanding anything to the contrary contained herein, Tenant may assign this lease to an affiliate, subsidiary, parent company with the same financial strength or Northwestern Mutual Life Insurance Company (each a “Permitted Transferee”) without the prior consent of, but upon prior written notice (including, as applicable, financial statements and other documentation of affiliation) to, Landlord.

          (b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any portion of the Leased Premises or assign all or any portion of Tenant’s interest in this Lease, Tenant shall notify Landlord in writing (hereinafter referred to in this Section as the “Notice”) of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the area proposed to be sublet or covered by the assignment (hereinafter referred to as “Sublet Space”), and such other information as Landlord may reasonably request to evaluate Tenant’s request to sublet or assign. Landlord shall then have the option (i) to terminate this Lease as to the Sublet Space as provided in subsection (d) hereof or (ii) to allow the proposed sublease or assignment subject only to the final review for approval as provided in subsection (e) hereof. Landlord’s option to sublet, to terminate, or to allow the proposed sublease or assignment subject to final review, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice and any failure by Landlord to exercise any of such options within said thirty (30) day period shall be deemed to constitute the election of option (ii) above.
          (c) Intentionally deleted.
          (d) If Landlord elects to terminate this Lease pursuant to Landlord’s options set forth above, then this Lease shall terminate as to the Sublet Space on the date set forth in Landlord’s notice to Tenant, which date shall be no less than thirty (30) days and no more than ninety (90) days after the date of such notice. If the Sublet Space does not constitute the entire Leased Premises and Landlord exercises its option to terminate this Lease with respect to the Sublet Space, as to that portion of the Leased Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect except that Base Rental, Tenant’s Forecast Additional Rental, and Tenant’s Additional Rental shall be calculated on the difference between the Rentable Square Feet prior to such termination and the Rentable Square Feet of the Sublet Space. Notwithstanding anything to the contrary in this subsection (d), if Landlord elects this option to terminate the Lease, Tenant shall: have a maximum of five (5) days after the date that the notice of such election to terminate is sent to Tenant in which to rescind its notice of its desire to sublet the Sublet Space.
          (e) If Landlord elects or is deemed to have elected to allow the proposed sublease or assignment subject to final review, Tenant shall submit to Landlord, within ten (10) calendar days after receipt of Landlord’s notice of election (or the expiration of said thirty (30)-day period if no such election is made), a copy of the proposed sublease or assignment, which sublease or assignment must provide for the assumption of all of Tenant’s obligations under this Lease, and such additional information concerning the business, reputation and credit-worthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. Landlord agrees not to unreasonably withhold its approval of any proposed sublease or assignment and, in the event Landlord fails to approve or disapprove any such sublease or assignment within thirty (30) days after Landlord’s receipt of such submission from Tenant, such sublease or assignment shall be deemed to be approved; provided, however, that if Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant as additional rent hereunder fifty percent (50%) of any rents or other sums received by Tenant pursuant to said sublease or assignment in excess of the rentals payable to Landlord by Tenant under this Lease with respect to the Sublet Space (after deducting all of Tenant’s reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said sublessee or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee. Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord. If Landlord approves in writing the proposed sublessee or assignee and the terms of the proposed sublease or assignment, but a fully executed counterpart of such sublease or assignment is not delivered to Landlord within sixty (60) calendar days after the date of Landlord’s written approval, then Landlord’s approval of the proposed sublease or assignment shall be deemed null and void and Tenant shall again comply with all the conditions of this Section as if the Notice and options hereinabove referred to had not been given, received or exercised. If Landlord fails to approve the form of sublease or assignment or the sublessee or assignee, Landlord shall notify Tenant of its reason not to approve such form of sublease or assignment and Tenant shall have the right to submit amended forms or other sublessees or assignees to Landlord to review for approval.
          (f) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee, except a Permitted Transferee, may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord, and Tenant may not exercise any such right with respect to any space that Tenant has sublet or assigned, except as to space that Tenant has sublet or assigned to a Permitted Transferee.
          (g) Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant’s obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.
          (h) If, with the consent of the Landlord, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this Lease is assigned, Landlord may, after default by Tenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Rental herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver of any of Tenant’s covenants contained in this Lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iii) a waiver of any of Landlord’s other rights hereunder.
          (i) In no event shall Tenant assign this Lease or enter into any sublease, license, concession or other agreement for use, occupancy or utilization of any part of the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Leased Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of gross receipts of sales), and Tenant agrees that all assignments, subleases, licenses, concessions or other agreements for use, occupancy or utilization of any part of the Leased Premises shall provide that the person having an interest in the possession, use, occupancy or utilization of the Leased Premises shall not enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Leased Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of gross receipts of sales) and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Leased Premises.
     8.02. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Building, the Land and all other property referred to herein, and in such event and upon such transfer and transferee’s assumption of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.03 and 8.04 hereof) no further liability or obligation shall thereafter accrue against Landlord hereunder.
     8.03. Peaceful Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises free from hindrance by Landlord or any person claiming by, through or under Landlord but subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. It is understood and, agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord’s interest hereunder.
     8.04. Limitation of Landlord’s Personal Liability. Tenant specifically agrees to look solely to Landlord’s equity interest in the Building for the recovery of any monetary judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.
     8.05. Force Majeure. Landlord and Tenant (except with respect to the payment of Rental or any other monetary obligation under this Lease, including any obligations arising pursuant to Exhibit D hereto) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord’s or Tenant’s (as the case may be) control (excluding financial inability to perform), which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case maybe); provided, however, that any delay or prevention caused by Tenant Delay Items (defined in Exhibit D) shall be deemed to be due to a cause or causes within Tenant’s control.

ARTICLE IX.
     9.01. Notices. Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if (i) hand delivered to the addresses for Landlord and Tenant stated below, (ii) sent by certified or registered United States Mail, return receipt requested, to said addresses, or (iii) sent by nationally recognized overnight courier (such as Federal Express, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and signature required for delivery, to said address. Any notice mailed shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 9.01. The initial addresses of the parties for purposes of this Lease are:

To:	Hines Interests Limited Partnership 70 West Madison, Suite 440 Chicago, IL 60602-4205 Attn: C. Kevin Shanahan and Thomas J. Danilek Telecopy: (312) 346-4180

With a copy to:	Hines Interests Limited Partnership 2800 Post Oak Boulevard, 50th Floor Houston, TX 77056-6118 Attn: Jeffrey C. Hines and C. Hastings Johnson Telecopy: (713) 966-2020

With copy to:	Nashville Hines Development, LLC Property Management Office 2525 West End Avenue Nashville, TN 37203 Attn: Project Manager

Tenant:	Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attn: D. Michael Schaefer, First Vice President

With a copy to:	Robert W. Baird & Co. Incorporated 2525 West End Avenue, Suite 1000 Nashville, Tennessee 37203 Attn: Branch Manager

Tenant shall also send a copy of each such notice to each Mortgagee that notifies Tenant in writing of its interest and the address to which notices are to be sent.
     9.02. Miscellaneous.
          (a) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns. Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.
          (b) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee.
          (c) This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.
          (d) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consent or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.
          (e) IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT OR ANY OTHER AMOUNTS PAYABLE HEREUNDER, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, UNLESS THE FAILURE TO RAISE THE SAME WOULD CONSTITUTE A WAIVER THEREOF. THIS SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT’S RIGHT TO ASSERT SUCH CLAIMS IN ANY SEPARATE ACTION BROUGHT BY TENANT.
          (f) Wherever in this Lease there is imposed upon Landlord the obligation to use best or reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens.
          (g) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.
          (h) Time is of the essence in this Lease.
          (i) This Lease agreement shall not convey any leasehold estate from Landlord to Tenant. Landlord and Tenant hereby agree that this Lease creates only the interest of a usufruct in Tenant which may not be levied upon or assigned without Landlord’s permission.
          (j) Tenant represents and warrants to Landlord that Tenant did not deal with any broker in connection with this Lease other than The John Buck Company and Eakin & Smith Real Estate (collective referred to herein as “Broker”), who shall be paid by Landlord. Tenant shall indemnify, defend and hold Landlord, Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building and their respective agents, partners and employees and the Building harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, without limitation, court costs, reasonable attorneys’ fees and litigation expenses) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this Lease or with whom Tenant hereafter deals or whom Tenant employs. The provisions of this subsection shall survive the expiration or earlier termination of this Lease.
          (k) If Tenant comprises more than one person, corporation, partnership, limited liability company or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.
          (1) Landlord’s receipt of any Rental payable by Tenant hereunder with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No acceptance by Landlord of a lesser amount than the installment of Rental which is due shall be considered, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed, an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy provided in this Lease.
          (m) Wherever Landlord’s consent or approval is required pursuant to the terms of this Lease, unless provided otherwise in the specific provision, Landlord may grant or withhold the same in Landlord’s sole and absolute discretion, except as otherwise expressly provided herein.
          (n) Tenant covenants and agrees to keep strictly confidential all of the financial terms of this Lease and not to disseminate any such information to any third parties without the prior written consent of Landlord. Tenant further covenants and agrees that, at all times after the date of this Lease and prior to the Commencement Date, unless consented to in writing by Landlord, no press release or other public disclosure concerning this Lease shall be made by Tenant.

          (o) Submission of this instrument for examination shall not constitute a reservation of or option to lease the Leased Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord, or the managing agent of the Building or the leasing agent of the Building shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.
          (p) Financial Statements. Tenant shall, upon Landlord’s reasonable requests from time to time, deliver to Landlord such financial information regarding Tenant as may be reasonably available.
     9.03. Tenant’s Right of First Offer. Provided at the time Tenant exercises its Right of First Offer, Tenant shall not be in default of any of its obligations under this Lease and no material adverse change shall have occurred in Tenant’s financial condition, Landlord agrees that it shall not lease any of the remaining space on the ninth floor of the Building, containing approximately 11,000 RSF, prior to August 1, 2000, and during such time Tenant shall have the option to lease all of such space on the same terms and conditions as are set forth herein for the initial Leased Premises. If Tenant has not elected to lease such space, Landlord may lease the same after August 1, 2000, provided that Landlord shall notify Tenant if Landlord intends to enter into a lease for any of such space prior to September 1, 2000, and Tenant shall have five (5) business days after its receipt of such notice to elect to lease the balance of the ninth floor on the terms and conditions set forth herein for the Initial Leased Premises. If Tenant does not exercise such right by September 1, 2000, such right shall terminate. Landlord hereby agrees that after September 1, 2000, Landlord shall not enter into a lease for the remaining space on the Ninth Floor with any other tenant with a term of longer than five (5) years (a “Ninth Floor Lease”). If Landlord does enter into such a Ninth Floor Lease, Tenant shall have a one (1) time right of first offer (the “Right of First Offer”), to lease the leased premises as defined in such Ninth Floor Lease (excluding any roof or storage space rights contained in such Ninth Floor Lease)(an “Available Space”) subject to the following:
     (a) At the time Tenant exercises a Right of First Offer and at the time the Available Space is available for leasing by Tenant:
(i) Tenant shall not be in default of any of its obligations under this Lease.
(ii) No material adverse change shall have occurred in Tenant’s financial condition.
     (b) Landlord shall not offer any such Available Space on the open market unless and until Landlord has first notified Tenant in writing (the “Offer Notice”) at least ten (10) months prior to the Ninth Floor Lease expiration date that the Ninth Floor Lease is set to expire and Landlord intends to offer the designated Available Space to third parties. Within five (5) business days after a request from Tenant, Landlord shall advise Tenant of the then current Market Rental Rate for such space. Landlord shall not offer such Available Space on the open market until thirty (30) days have lapsed from the date of the Offer Notice without Tenant having notified Landlord in writing of Tenant’s desire to lease all of the designated Available Space (“Tenant’s Acceptance”). The Offer Notice shall:
(i) Describe the amount and location of the Available Space that will become available and attach a floor plan showing the Available Space cross-hatched; and
(ii) Contain the date on which the Available Space will be available for leasing by Tenant.
          (c) If Tenant delivers Tenant’s Acceptance within the thirty (30) days following the Offer Notice, the Available Space shall become a part of the Leased Premises and shall be leased by Tenant at the then current Market Rental Rate for similar expansion space. Market Rental Rate shall be mutually agreed upon by Landlord and Tenant, taking into account floor location, leasehold improvements, allowances for expansion space in the Building, the remaining term of the Lease, age and location of the Building within the market, and the total square footage within the Building leased and occupied by Tenant. The commencement date of the lease for each particular Available Space shall be the earlier of (i) ninety (90) days after delivery of such Available Space if it is first generation space, or sixty (60) days after delivery if it has previously been occupied by a tenant; or (ii) Tenant’s occupancy of the Available Space, and the termination date shall be the same as for the Leased Premises. The Available Space shall be delivered to the Tenant broom clean, free of tenants or other occupants. If the Available Space has not previously been leased then it shall be delivered to Tenant in Base Building Shell Condition.
          (d) If Tenant declines or fails to effectively exercise the Right of First Offer as provided herein, Landlord shall thereafter be free to offer the Available Space on the open market and to lease some or all of that Available Space at any time without regard to the restrictions in this Section and on whatever terms Landlord may decide in its sole discretion.
          (e) Landlord shall use commercially reasonable efforts to remove any holdover tenants or other occupants from the Available Space Tenant leases under this Section. Although Landlord shall not be liable for any damages for any holdover tenant or other occupant (unless Landlord is not using commercially reasonable efforts to remove the holdover tenant or other occupant), all of Tenant’s obligations regarding the Available Space shall be abated until the holdover tenant or other occupant is removed and the commencement date for the Available Space shall be delayed until the holdover tenant or other occupant is removed, following which Tenant’s occupancy shall commence as provided in Section 9.03(d), above.
     9.04. Renewal Option. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period of five (5)

years (the “Renewal Period”) after the expiration of the initial Term, which Renewal Period shall commence on the day after the expiration date for the initial ten (10) year term (the “Renewal Period Commencement Date”) and end on the day before the fifth (5) anniversary thereof.
     (a) Said option shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said option given not earlier than the date which is twenty-four (24) months prior to the Renewal Period Commencement Date, nor later than twelve (12) months prior to such date, time being of the essence. If Tenant’s option is not so exercised, said option shall thereupon expire.
     (b) Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said option and on the Renewal Period Commencement Date this Lease is in full force and effect and Tenant is not in Default under this Lease. No sublessee shall be entitled to exercise the renewal option under this Section 9.04.
     (c) Rent per Rentable Square Foot of the Leased Premises payable during the Renewal Period with respect to all space included in the Leased Premises as of the Renewal Period Commencement Date shall be equal to the Market Rental Rate for the Building, taking into account other pecuniary concessions such as rent abatement and tenant improvement allowances. Landlord shall give Tenant written notice of the proposed Market Rental Rate within thirty (30) days following written request by Tenant made not earlier than fourteen (14) months prior to the Renewal Period Commencement Date.
     (d) If Tenant has validly exercised said option, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the Market Rental Rate.
     9.05. Satellite Dish Subject to the terms and conditions hereinafter set forth, Landlord grants to Tenant, during the Term, the right to install, maintain, repair and replace one (1) satellite or microwave dish relating to Tenant’s business in the Leased Premises on the roof of the Building where designated by Landlord, for receiving signals relayed by satellite and, except as otherwise provided, to connect such equipment through existing mechanical shafts to the Leased Premises. Such satellite dish or microwave dish shall be no greater than twenty-four (24) inches in diameter.
     (a) If Tenant desires to exercise such right, Tenant shall give a written notice to that effect to Landlord (a “Satellite Notice”). The Satellite Notice shall specify in detail the requirements of such installation, all of which shall be subject to the approval of Landlord. Landlord shall not unreasonably withhold its approval provided that the use of the roof for such purposes shall (i) be compatible with Landlord’s use of the roof, (ii) be subject to Landlord’s supervision, (iii) be non-penetrating and shall not adversely affect the structural safety or integrity of the Building, (iv) meet reasonable aesthetic and other standards of Landlord and Landlord’s architect and (v) satisfy other conditions hereinafter set forth. If Landlord approves Tenant’s use of the roof for such purposes, Landlord shall designate by written notice to Tenant an appropriate area for such installation (“Installation Area”). Landlord shall use good faith efforts to select an Installation Area which will be consistent with adequate reception. The right granted to Tenant under this Section shall be subject to the following conditions precedent: (1) there must be available space on the roof and existing mechanical shafts from the roof to the Leased Premises for Tenant’s proposed installation; (2) Landlord’s architect shall approve of the location of the Installation Area and the appearance of those portions of the equipment to be visible to the public; (3) Landlord’s structural engineer shall approve of the location of the Installation Area, the design and specifications of the equipment, the load caused on the roof of the Building by such equipment, and other structural requirements of the installation; (4) the installation must comply with the applicable requirements of any covenant, condition or restriction of record and any municipal, county, state, federal or other governmental ordinance, law, rule or regulation including, but not limited to zoning ordinances; and (5) the installation and operation of such equipment shall not interfere with the safety or operations of the Building or reduce or affect its structural integrity, and shall comply with the terms of this lease.
     (b) Tenant shall pay all costs and expenses of any kind related to the installation, operation, maintenance or removal of its communication equipment, including any reasonable architect’s or engineering fees incurred in connection with required approvals, but Tenant shall not be obligated to pay any fee for the roof or access thereto. Tenant shall maintain all such equipment in good repair. Tenant shall be responsible for any damage, loss or injury to the Building or other property and for any injury to persons caused by installation, operation, maintenance or removal of such equipment. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, (i) remove the communication equipment and restore that portion of the roof of the Building where the communications equipment was located to its condition existing prior to the installation thereof, ordinary wear and tear excepted, and (ii) repair any damage or destruction caused by such removal. Restoration and repair herein required to be performed by Tenant shall be completed under the supervision of Landlord or Landlord’s representative. Notwithstanding the fore-going, Tenant shall not remove, and shall not be reimbursed for the cost thereof, any portion of the communication equipment which is embedded or permanently attached in or to the Building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise. Tenant shall enter into such roof license agreement with respect to Tenant’s roof rights under this Section 9.05 as may be reasonably required by Landlord. To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its constituent members, and each such party’s respective agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorney’s fees, for injuries to persons and damage to or theft, misappropriation or loss of property occurring in or about the Building and arising out of the installation, maintenance, operation, removal or other use of the communications equipment installed hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease as of the date aforesaid.

LANDLORD: NASHVILLE HINES DEVELOPMENT, LLC
By:	/s/ Tom Owens

Name:	Tom Owens

Title:	Manager

TENANT: ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ James D. Bell

Name:	James D. Bell

Title:	Man. Dir. & CAO

EXHIBIT A — SITE PLAN AND LOCATION OF THE BUILDING
Exhibit A — Page 1

EXHIBIT A-1— DESCRIPTION OF LAND
Tract 1 / 3.01 Acres
Being a parcel of land in Nashville, First Civil District, Eighteenth Councilmanic District, Davidson County, Tennessee, generally located on the southerly side of West End Avenue between Twenty-Fifth Avenue South and Natchez Trace, being part of Lot 1, Vanderbilt University Consolidation Plat of record in Plat Book 9700, page 522, R.O.D.C. and being more particularly described as follows:
Beginning at a mag nail (new) in the westerly right-of-way line of Twenty-Fifth Avenue South (50-foot right-of-way) at the southerly terminus of a curve return to the southerly right-of-way line of West End Avenue (right-of-way varies);
THENCE, along said westerly right-of-way line of Twenty-Fifth Avenue South, S 36° 59' 53" E, 179.61 to an iron pipe (old) at the northeast corner of property conveyed to Vanderbilt University by deed of record in Book 5157, page 991, R.O.D.C.;
THENCE, along the northerly line of said property, S 53° 09' 57" W, 150.00 feet to an “x” in conc. wall;
THENCE, along the westerly line of said property, S 36° 59' 53" E, 179.81 feet to an iron pin (set) in the northerly line of a fifty foot wide ingress and egress easement;
THENCE, along the northerly line of said ingress and egress easement the following calls; S 53° 08' 25" W, 90.85 feet to an iron pin (set) at the beginning of a curve to the left;
Along said curve to the left, 136.18 feet to a railroad spike (new), said curve-having a central angle of 17° 56' 44", a radius of 434.80 feet, a tangent of 68.65 feet and a chord of S 44° 10' 03." W, 135.63 feet;
S 35° 11' 41" W, 8.07 feet to a mag nail (new);
THENCE, leaving the northerly line of said ingress .and egress easement and along a severance line the following calls:
N 36° 59' 13" W, 103.37 feet to a mag nail (new);
S 53° 00' 47" W, 43.57 feet to a mag nail (new);
N 36° 59' 13" W, 3.57 feet to a mag nail (new);
S 53° 00' 47" W, 12.00 feet to a mag nail (new);
N 36° 59' 13" W, 285.90 feet to a mag nail (new) in the southerly right-of-way line of West End Avenue; THENCE, along said right-of-way the following calls;
N 54° 13' 39" E, 33.07 feet to a mag nail (new);
N 53° 00' 47" E, 394.99 feet to an “x” in conc. (new) at the westerly terminus of a curve return to the right to the westerly right-of-way line of Twenty-Fifth Avenue South; Along said curve to the right 15.71 feet to
Exhibit A-1 — Page 1

the point of beginning, said curve having a central angle of 89° 59' 19", a radius of 10.00 feet, a tangent of 10.00 feet and a chord of S 81° 59' 33" E, 14.14 feet;
Containing 3.01 acres, more or less.
Exhibit A-1 — Page 2

EXHIBIT B — FLOOR PLAN OF LEASED PREMISES
Exhibit B — Page 1

EXHIBIT C   BASE BUILDING SHELL CONDITION
The following Base Building Condition shall be provided by Landlord at Landlord’s sole cost and shall not be deducted from the Tenant Construction Allowance:
1. Service Core
a.	Stairways in compliance with code.

b.	Electrical, telephone, and mechanical rooms.

c.	Finished men’s and women’s washrooms.

d.	Domestic water and drainage.
2. Core Doors
a.	Building standard core doors for stairwells, electrical, mechanical, and telephone rooms and all washrooms.

b.	Doors finished and complete with frame, trim, hardware, locking devices, electric door releases and closers (where applicable).
3. Wall and Windows
a.	Curtain wall installed and sealed.

b.	Exterior windows installed and sealed.

c.	Insulation. from. slab-to-slab installed and sealed.

d.	Core walls and elevator lobby walls all installed, sheet rocked, taped, sanded, patched, filled, dusted and ready to receive primer or other finish.

e.	Window blinds,. stacked on the floor, for all exterior windows.
4. Floors
a.	Smooth concrete floors with troweled finish within a tolerance of 1/2 inch in 10 feet non-cumulative.

b.	Design to support minimum live load of 50 lbs. per square foot, plus 20-lbs. partition load. Interior core areas are designed for 100 lbs. per square foot live load.
5. Heating, Ventilating and Conditioned Air (HVAC)
a.	Central HVAC systems in place with 11 perimeter zones per floor. b. HVAC systems to service core.

c.	Main air distribution system with primary air loop around the floor; connected to core; all required fire dampers.

d.	Condenser water taps available.

e.	Access to general exhaust system for any use by tenant requiring special exhaust.
6. Electrical service to floors with plug-in type bus risers sized to provide 8.0 watts per useable square foot of electrical connected load capacity for tenant use above and beyond
Exhibit C — Page 1

the base building electrical requirements. Of that, 6.0 watts per useable square foot of electrical connected load capacity will be available in 480/277V panels for tenant use leaving 2.0 watts per useable square foot available in the bus riser for future tenant electrical loads. Of the 6.0 watts per useable square foot, 3.0 watts per useable square foot of electrical connected load capacity will be available in 208/120V panels for tenant use leaving 3.0 watts per useable square foot of capacity in the 480/277V panels for future tenant electrical loads. This capacity is part of the 6.0 watts per useable square foot of power for tenant’s use noted above.
7. Life Safety
a.	Sprinkler system installed to code, main loop connected to core and drops in place with heads installed pursuant to code for an unoccupied floor.

b.	Firehouse and extinguisher cabinets installed at each stairwell (or as otherwise required by code for an unoccupied floor).

c.	Exit signs at all stairwells.

d.	Smoke detectors, fire extinguishers, fire horns, electric door releases, speakers, cameras and any other life safety equipment required by code for an unoccupied floor.
Sleeves in core telephone rooms for telephone access.
All work contained within the core of the floor (i.e., restrooms, HVAC, electrical, condenser water, elevators, etc.) will be complete prior to tenant’s occupancy but not on the delivery of the premises for tenant’s construction if delivery occurs prior to September 1, 2000. Connection points for electrical service, condenser water, HVAC and telecommunications-will be available on the delivery date but may not be operational until September 1, 2000. Additionally, prior to August 15, the southwest corner of the floors may be open for the external hoist access. Landlord will use reasonable efforts during its completion of the Base Building not to interfere with Tenant’s Work.
Exhibit C — Page 2

EXHIBIT D — CONSTRUCTION OF INITIAL LEASEHOLD IMPROVEMENTS
I. SCHEDULE OF CRITICAL DATES
          The following is a schedule of certain critical dates relating to Landlord’s and Tenant’s respective obligations with respect to construction of the leasehold improvements for the Leased Premises.
1.	Within five (5) days after the execution of this Lease, (“Initial Space Plan Delivery Date”) Landlord shall furnish Tenant with its outline building specifications consistent with Exhibit C sufficient for use by Tenant’s space planner. On or before the Initial Space Plan Delivery Date, Tenant will prepare and submit for Landlord’s review a space plan consistent with the requirements of Article IV below (the “Space Plan”), which Space Plan will be used to prepare the Tenant Working Drawings (defined below).

2.	Within five (5) business days after the Initial Space Plan Delivery Date, Landlord will advise Tenant of any required changes to. the Initial Space Plan. Additionally, at Tenant’s request Landlord will meet with Tenant on or before the Initial Space Plan Review Date to confer informally on certain estimated costs and/or potential time delays which Landlord may have identified with respect to any improvements depicted in the initial Space Plan other than the Base Building Shell Condition described in Exhibit C.

3.	Tenant will prepare and deliver to Landlord working drawings for the Leased Premises consisting of complete sets. of detailed architectural, structural, mechanical, electrical and plumbing plans and specifications consistent with the requirements of Article V below (“Tenant Working Drawings”).

4.	Within five (5) business days from Landlord’s receipt of the Tenant Working Drawings, Landlord will review the Tenant Working Drawings as they relate to coordination with the Building Standard Shell Condition improvements to be constructed by Landlord. Landlord’s review shall not assess the accuracy or constructability of the Tenant Working Drawings.

5.	Upon receipt of Landlord’s review of the Tenant Working Drawings, Tenant will revise the Working Drawings to incorporate such revisions into the Final Working Drawings. The Final Working Drawings shall be submitted to Landlord no later than the Final Working Drawing Delivery Date. Landlord’s approval of the Tenant Working Drawings shall acknowledge that the Tenant Working Drawings correctly depict the proper layout of all improvements desired by Tenant for the Leased Premises.
Exhibit D — Page 1

6.	Tenant may elect to engage Landlord to perform construction coordination services for a fee not to exceed five percent (5%) of the cost of Tenant’s Improvements.
II. CERTAIN PROVISIONS RELATING TO CONSTRUCTION
1.	The failure of Tenant to comply with the requirements of this Exhibit D shall constitute a default by Tenant under this Lease.

2.	The following provisions shall apply to all work necessary or desirable to prepare the Leased Premises for initial occupancy by Tenant (the “Tenant Work”):
(a)	Tenant’s Work shall be completed by Tenant. Landlord shall provide the following in connection with Tenant’s Work at reasonable and competitive rates, but the cost thereof shall be paid by Tenant as a part of the costs of Tenant’s Work: after hour hoisting ($76.00 per hour) and electrical power ($200.00 per floor per week)(there will be no fee charged for vertical transportation during Tenant’s build-out, move-in or move-out in excess of Landlord’s actual out-of-pocket costs), as provided by the General Contractor constructing the Base Building.

(b)	The architects, engineers and contractors selected by Tenant to perform Tenant’s Work shall be subject to the reasonable approval of Landlord. Tenant’s Contractor shall perform Tenant’s Work in a first-class, workmanlike manner, using only good commercial grades of materials, in accordance with this Lease and the plans and specifications reasonably (where Landlord may consider, without limitation, the compatibility and consistency with other tenant’s. plans) approved hereunder, Landlord’s insurance requirements and with all applicable governmental laws, ordinances, codes, rules and regulations, and Tenant’s Work shall be subject to Landlord’s reasonable administrative supervision. Tenant’s Work shall not commence until the Tenant’s Contractor has delivered to Landlord a copy of the building permit issued for the Tenant’s Work and evidence of insurance, both of which are satisfactory to Landlord in all respects. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits and sworn statements, full and final waivers of lien from contractors and subcontractors for labor, services and materials and all other documents required by Landlord, together with record drawings, in both electronic and paper form, reflecting as built conditions of the Leased Premises.

(c)	Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord and hold harmless Landlord, Landlord’s beneficiaries, the managing agent of the Project and their respective agents, partners and
Exhibit D — Page 2

employees and the Project of, from and against any and all liabilities, losses, costs, charges, claims, damages, liens, fees and expenses, including without limitation reasonable attorneys’ fees and expenses, relating to the Tenant’s Work. Landlord shall permit Tenant and Tenant’s Contractor to have reasonable access to the Leased Premises immediately upon completion of the Base Building Shell Condition for purposes of constructing Tenant’s Work, provided that Tenant and Tenant’s Contractor shall abide by the rules of the site applicable to all contractors, shall coordinate and schedule their access to the Premises for labor and materials delivery through the general contractor for the Building, or the managing agent of the Project if so directed by Landlord, and shall not interfere with or delay the work of the general contractor for the Building or any other contractor working in connection with the Project.

(d)	Any entry to the Project, the Building or the Premises by or on behalf of Tenant or Tenant’s Contractor prior to the Commencement Date shall be under and subject to all of the terms and provisions of this Lease, the same as if the Commencement Date had occurred, except that Tenant shall not be obligated to pay any Base Rent or Additional Rent prior to the Commencement Date. To the extent not prohibited by law, all entry to the Project, the Building or the Premises by or on behalf of Tenant or Tenant’s Contractor prior to the Commencement Date shall be solely at the risk of Tenant and Tenant’s Contractor, and Landlord, Landlord’s beneficiaries, the managing agent of the Project and their respective agents, partners and employees shall not be liable in any way, and Tenant hereby waives and releases them from any liability, for any injury or damage to or theft, robbery, pilferage, loss or loss of the use of any property of. Tenant, Tenant’s Contractor or any other person or entity or any of the Tenant’s Work in or about the Premises or the Project which occurs during. such period; provided, however, Landlord, Landlord’s beneficiaries, the managing agent of the Project and their respective. agents, partners and employees shall be liable, and Tenant does not waive or release them from liability, for their respective negligence or willful misconduct which occurs during such period and causes any injury to or death of any person. The foregoing waiver and release of claim shall be in addition to and shall not limit or be limited by any other releases or waivers of claims in this Lease.
3.	Except as provided in Paragraph 5, below, Tenant shall pay the cost of all the Tenant’s Work, including without limitation the cost of all items necessary or desirable to complete the Tenant’s Work, such as the fees and expenses arising out of the preparation of Tenant’s Plans and Specifications, the fees and expenses of Tenant’s Contractor, and the cost of the items described in the second sentence of Paragraph 3(a), above.
Exhibit D — Page 3

4.	Landlord shall pay the Tenant Improvement Allowance to Tenant as follows: installments of Tenant Improvement Allowance shall be paid by Landlord pro rata on the basis of the total estimated cost for Tenant’s Work as such costs are incurred by Tenant; provided, however; it shall be a condition to the obligation of Landlord to pay amounts pursuant to this Paragraph 5 or Section 5.01(a) that Tenant shall have provided Landlord with appropriate requests for payment, invoices, contractors’ affidavits and sworn statements, contractors’ and subcontractors’ lien waivers, and other documents as may be reasonably required (i) by Landlord to demonstrate the correctness of the amount requested by Tenant, (ii) to induce the issuer of the policy of title insurance insuring Landlord’s interest in the Development to issue an endorsement to the policy of title insurance insuring Landlord’s interest in the Development to be subject to no. mechanics’ liens or claims therefor resulting from the Tenant’s Work and (iii) to satisfy any other conditions (including that Tenant demonstrate that it has sufficient funds in addition to Tenant Improvement Allowance to complete the Tenant’s Work and pay any invoiced amounts for Tenant’s Work in excess of Tenant’s Improvement Allowance) as may be reasonably imposed by Landlord. Upon completion of Tenant’s Work, and provided that Tenant has satisfied all of the conditions for payment of Tenant Improvement Allowance described in this Paragraph 5 and Section 5.01(a) of the Lease and has taken possession of all of the Leased Premises for purposes of conducting its business, Tenant may elect, upon written notice thereof to Landlord delivered within three (3) months after the Commencement Date, to apply any portion of the Tenant Improvement Allowance not needed for the payment in full of the cost of Tenant’s Work (such amount being hereafter referred to as the “Balance”) towards (x) the cost of moving, installation of telephone, data systems and cabling, furniture, plans and specifications and professional services, to the extent the same are related to this lease or Tenant’s moving into the Premises, or until the Balance is applied in full (y) an abatement of Rent payable under the Lease (after the initial month’s Rent) until the Balance is applied in full, provided that if Tenant is in default under this Lease at the time when an installment of Rent is due, such abatement shall instead be deferred and applied against the next portion of Rent coming due after such default has been cured.
III. MINIMUM INFORMATION REQUIRED FOR SPACE PLAN
     The Space Plan shall include drawings, plans and specifications prepared by Tenant’s architect showing the intended design, character and finishes of the Leased Premises, including partitions and door locations, all in sufficient detail to enable the Tenant Working Drawings to be prepared.
IV. MINIMUM INFORMATION REQUIRED OF INITIAL WORKING DRAWINGS
Floor Plans Indicating:
Exhibit D — Page 4

1.	Location and type of all partitions.

2.	Location and types of all doors — indicate hardware and provide keying schedule.

3.	Location and type of glass partitions, windows and doors — indicate framing if not part of Building Standard Shell Condition.

4.	Location of telephone equipment room accompanied by an approval of the telephone company if required.

5.	Indicate critical dimensions necessary for construction, such as millwork, special partitions, etc.

6.	Location of all electrical items — outlets, switches, telephone outlets.

7.	Location and type of all non-building electrical items, including lighting.

8.	Location and type of equipment that will require special electrical requirements. Provide manufacturers’ specifications for use and operation.

9.	Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf live load except in areas designed specifically for special Tenant loads.

10.	Requirement for special air conditioning or ventilation.

11.	Type and locations of all finishes.

12.	Location and type of plumbing equipment and services.

13.	Location and type of kitchen equipment and services.

14.	Location of all HVAC controls, fire alarm, security and life safety equipment.

15.	Location and type of all graphics. and signage.

16.	Location of all Tenant fixtures, furniture and equipment (“FF&E”).

17.	Location and size of any floor openings required. Also include structural loading data for vaults, vault walls, slab depressions, special stairs, file rooms, elevators, libraries, etc.
Details Showing:
1.	All millwork with dimensions and dimensions of all equipment to be built-in.

2.	Corridor entrance.

3.	Bracing or support of special walls, glass partitions, etc., if desired. If not included with the Tenant Space Plan, the Building architect will design, at Tenant’s expense, all support or bracing required.
VI. DEFINITIONS
1.	“Initial Space Plan Delivery Date” shall mean the date Tenant delivers to Landlord a copy for its review and comment an Initial Space Plan as defined for all of Tenant’s Leased Premises (“Tenant’s Space Plans”).

2.	“Initial Space Plan Review Date” shall mean the date Landlord provides Tenant comments on the Tenant’s initial Space Plan consistent with Section IV, above.
Exhibit D — Page 5

3. “Final Space Plan Delivery Date” shall mean the date Tenant delivers to Landlord its final version of Tenant’s Space Plan (“Tenant’s Final Space Plan”), revised to reflect Landlord’s comments.
4. “Initial Working Drawing Delivery Date” shall mean the date Tenant delivers to Landlord a fully coordinated and complete set of detailed architectural, structural, mechanical, electrical and plumbing plans and specifications (“Tenant’s Working Drawings”) based upon the Tenant’s Final Space Plan.
5. “Initial Working Drawing Review Date” shall mean the date Landlord provides Tenant comments on Tenant’s initial Working Drawings.
6. “Final Working Drawing Delivery Date” shall mean the date Tenant provides Landlord Tenant’s Working Drawings revised to incorporate comments made in Landlord’s Initial Working Drawing Review (“Tenant’s Final Working Drawings”).
Exhibit D — Page 6

EXHIBIT E — AIR CONDITIONING AND HEATING SERVICES
          Subject to the provisions of Section 3.01(b), Landlord will furnish Building Standard air conditioning and heating between 8 a.m. and 6 p.m. on weekdays (from Monday through Friday, inclusive) and between 8 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays as defined below (the “Building Operating Hours”). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for Landlord’s actual cost of furnishing such services, plus an amount equal to fifteen percent (15%) of such costs to cover Landlord’s administrative costs.
          The Building Standard heating, ventilation and air conditioning system shall meet the following design conditions, at the stated outside design conditions, based on one person per 100 square feet:
1.	Summer — Outdoor conditions 92 degrees Fahrenheit dry bulb, 75 degrees Fahrenheit wet bulb; indoor conditions 75 degrees Fahrenheit dry bulb, 50% relative humidity at design condition.

2.	Winter — Outdoor conditions. minus 16 degrees Fahrenheit dry bulb; indoor conditions 72 degrees Fahrenheit dry bulb.
     The following dates shall constitute “Holidays” as said term is used in this Lease:
(a)	New Year’s Day

(b)	Memorial Day

(c)	Independence Day

(d)	Labor Day

(e)	Thanksgiving Day

(f)	Christmas
     Building standard hours of operation shall include all days that the New York Stock Exchange is open for business.
Exhibit E — Page 1

EXHIBIT F — BUILDING RULES AND REGULATIONS
1.	Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by tenants, or be used by tenants for any purpose other than entrance to and exit from the Leased Premises and for going from one part of the Building to another part of the Building.

2.	Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

3.	Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord’s prior written approval.

4.	Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord shall reasonably designate. Landlord will determine the method and routing of said items so as to ensure the safety of all persons and property concerned. Advance written notice of intent to move such items must be made to the Building management office.

5.	All routine deliveries to a tenant’s Leased Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building.

6.	Building management shall have the authority to prescribe the manner that heavy furniture and equipment are positioned.

7.	Corridor doors, when not in use, shall be kept closed. Tenant space that is visible from public areas must be kept neat and clean.

8.	Tenant Space that is visible from public areas must be kept neat and clean.

9.	All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

10.	No animals shall be brought into or kept in, on or about the Building, except for seeing-eye dogs.

11.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature.
Exhibit F — Page 1

12.	Tenant will comply with all security procedures during business hours and after hours and on weekends.

13.	Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

14.	All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding business day for holiday requests.

15.	No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Landlord and Tenant shall comply with all applicable building and fire codes relating thereto.

16.	Tenant may not place any items on the balconies of the Building that alter the exterior appearance of the Building without obtaining Landlord’s prior written consent.

17.	Any motor vehicle exceeding the height restrictions of the Parking Facility shall not be parked at any location on the Land or Parking Area.

18.	Tenant may not make any modifications, additions or repairs to the Leased Premises and may not install any furniture, fixtures or equipment in the Leased Premises which is in violation of any applicable building and/or fire code governing the Leased Premises or the Building.

19.	Except in those areas designated by Landlord, if any, smoking is prohibited in the Building (including, but not limited to, the Leased Premises, the main building lobby, public corridors, elevator lobbies, service elevator vestibules, stairwells, restrooms and other common areas within the Building).

20.	All Tenant contractors shall abide by the contractor’s rules and regulations promulgated by Landlord from time to time.
Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its. reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.
Exhibit F — Page 2

EXHIBIT G RENTABLE SQUARE FEET AND COMMENCEMENT DATE
Rentable Square Feet of Leased Premises: 40,000 square feet
          The above Calculation represents Landlord’s final determination of the Rentable Square Feet of Tenant’s Leased Premises and shall be used to define the Rentable Square Feet of the Leased Premises for purposes of Section 1.01(c) of the Lease between Landlord and Tenant to which this Exhibit G is attached.
          The below date represents Landlord’s determination of the Commencement Date, as defined in Section 1.02(b) of the Lease between Landlord and Tenant to which this Exhibit G is attached, and shall be deemed to be the Commencement Date for all purposes under the Lease.
          Commencement Date: November 1, 2000

LANDLORD: NASHVILLE HINES DEVELOPMENT, LLC
By:	/s/ Thomas J. Danilek

Name:	Thomas J. Danilek

Title:	Senior Vice President

TENANT: ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ James D. Bell

Name:	James D. Bell

Title:	Managing Director / CAO

EXHIBIT H — BASE RENTAL

Year	Commencing	Rent	Rentable Square Feet*	Base Rental

1		$23.90	40,000	$

2		$24.62	40,000	$

3		$25.36	40,000	$

4		$26.12	40,000	$

5		$26.90	40,000	$

6		$27.71	40,000	$

7		$28.54	40,000	$

8		$29.39	40,000	$

9		$30.28	40,000	$

10		$31.18	40,000	$

*	Actual rentable square footage to be determined in accordance with the Lease
Exhibit H — Page 1

EXHIBIT I — RULES APPLICABLE TO SATELLITE DISHES
Rules and Regulations Regarding the Location of Satellite Dish Antenna on Roof
     A satellite dish antenna (“Antenna”) will be permitted in the area of the roof of the building designated in Section 9.06 of the Lease for so long as the Tenant occupies the Leased Premises, provided that the Tenant agrees to comply with the following requirements:
     1. Tenant will pay all costs and expenses related to the installation of the Antenna.
     2. Prior to the installation of the equipment, Tenant shall submit to Landlord for Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed so long as the equipment cannot be seen from the ground or from any tenant space, (i) reasonably detailed plans and specifications showing all alterations and improvements to the roof (including, but not limited to, all work relating to the installation of the Antenna on the roof) and (ii) the name of Tenant’s contractor. Landlord shall have the right to request such other information relating to the Antenna as Landlord may reasonably determine to be necessary.
     3. Tenant shall obtain, and shall maintain during the term of this agreement, at its sole cost and expense, all governmental approvals, consents, permits and licenses required to install, maintain, transmit and/or operate the Antenna and shall pay any penalties imposed by reason of violations. of laws, ordinances, rules.. and regulations. Tenant shall deliver copies of all such approvals, consents, permits and/or licenses to Landlord prior to the installation of the Antenna.
     4. Tenant shall maintain, repair and replace the Antenna at its sole cost and expense. Upon the expiration of the Tenant’s lease, Tenant shall remove the Antenna and all conduits and cables. appurtenant thereto, and shall restore the building’s roof to the condition existing prior to said installation, less ordinary wear and tear.
     5. Landlord hereby grants to Tenant the right, upon reasonable prior notice to Landlord, to enter upon the building’s roof in connection with the installation, maintenance, inspection, repair, replacement and/or removal of the Antenna so long as a representative of the Landlord accompanies the Tenant or its agents.
     6. Tenant hereby agrees to hire Landlord’s base building roof contractor to do all work involving the building’s roof, and any penetrations thereto, and warrants that such work shall not violate the provisions of any warranty relating to the roof.
     7. Tenant acknowledges and agrees that, in connection with an assignment of the lease or sublease of all or part of the premises, Tenant shall not have the right to assign its rights under this Exhibit or grant permission to any person or entity to use the Antenna without obtaining the prior
Exhibit I — Page 1

written consent of Landlord in each instance, which consent Landlord may withhold in its discretion except with respect to parents, subsidiaries or affiliates of Tenant.
     8. Tenant covenants and agrees that the Antenna shall be used solely for the transmission and receipt of information relating to Tenant’s operations at the Project. Tenant covenants and agrees further that the Tenant shall not permit any other person or entity to use the equipment for transmitting or receiving information or data, and that Tenant shall not sell such information, data or data processing services to any person or entity.
     9. Tenant shall indemnify and defend Landlord against any and all claims, loss, costs, damages, expenses or liabilities, including, without limitation, reasonable attorney’s fees and disbursements for any injury or damage to any person or property whatsoever, when such injury or damage has been caused in part or in whole by any act, fault or omission of Tenant, its agents, employees, or invitees, or arises out of or in connection with the operation, use, maintenance, repair, replacement and/or removal of the Antenna.
     10. Tenant shall not in any way interfere with the transmission or reception of antennas, dishes or other microwave equipment located on the roof of the building which existed prior to the installation of the Antenna. Tenant agrees that if the Antenna interferes with the transmission or reception of any antenna, dish or other microwave equipment installed prior to the installation of the Antenna, then Tenant shall relocate promptly, or cause to be relocated. promptly, the Antenna at its sole cost and expense.
     11. If any antenna, dish or other microwave equipment installed on the roof of the building after the installation of the Antenna interferes with the transmission or reception of the Antenna, then Landlord agrees. to cause said antenna,- dish or other microwave equipment to be relocated:. In addition,. if the method, type or direction of transmission from, or the reception by, any antenna, dish or other microwave equipment on the roof of the building is altered. or changed after the installation of the Antenna, and if such alteration or change results in said antenna, dish. or other microwave equipment interfering with the transmission or the reception of the Antenna, . then Landlord agrees to cause said antenna, dish or other microwave equipment to be relocated promptly or to cause the owner of said antenna, dish or other microwave equipment to undo promptly the alteration or change.
     12. All notices provided for in this Exhibit shall be in writing and given to the parties at the addresses set forth in the Lease Agreement, or at such address as the parties hereto may hereinafter specify in writing.
     13. If any provision of this Exhibit shall be held invalid or unenforceable according to law, the remaining provisions herein shall not be affected thereby and shall continue in full force and effect.
Exhibit I — Page 2

EXHIBIT J — VISITOR PARKING AREA
Exhibit I — Page 3

EXHIBIT C

ALEXANDER KEY

MAY 27 2022 10:04 FR RUE-BAIRD FACILITIES 4142026485 TO JAY STEWART P.31/31

EXHIBIT B TO SUBLEASE
SUBLEASED PREMISES

EXHIBIT B